Exhibit 10.2

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

among

CBL/SETTLERS RIDGE GP, LLC

CBL/SETTLERS RIDGE LP, LLC

SETTLERS RIDGE MANAGEMENT GP, LLC

SETTLERS RIDGE MANAGEMENT LP, LLC

and

O’CONNOR/REALVEST MILFORD LLC

(as “Seller”)

and

Inland Real Estate Acquisitions, Inc.

(as “Purchaser”)

TABLE of contents

1.	SALE OF PROPERTY; AS-IS, WHERE IS	4
2.	PURCHASE PRICE FOR PROPERTY	6
3.	ESCROW	7
4.	PRELIMINARY TITLE REPORT; INSPECTIONS	10
5.	DOCUMENTS AT CLOSING	13
6.	DEFAULT	18
7.	PRORATIONS; COSTS	19
8.	RISK OF LOSS; CONDEMNATION	21
9.	CONDITIONS TO CLOSING	22
10.	REPRESENTATIONS AND WARRANTIES OF SELLER	24
11.	SELLER’S COVENANTS	28
12.	REPRESENTATIONS AND WARRANTIES OF PURCHASER	29
13.	BROKER’S COMMISSION	30
14.	NOTICES	30
15.	AMENDMENTS	32
16.	ATTORNEYS’ FEES; GOVERNING LAW	32
17.	COUNTERPARTS	32
18.	TIME OF ESSENCE	32
19.	ASSIGNMENT	33
20.	TAX REPORTING	33
21.	CONFIDENTIALITY	33
22.	FACSIMILE SIGNATURES	33
23.	PARTIAL INVALIDITY	33
24.	ENTIRE AGREEMENT	34
25.	WAIVER	34
26.	THIRD-PARTY BENEFICIARIES	34
27.	PROHIBITED PERSONS	34
28.	HOLDBACK AGREEMENT	35

EXHIBITS

EXHIBIT A-1	LEGAL DESCRIPTION OF THE SETTLERS RIDGE I REAL PROPERTY

EXHIBIT A-2	LEGAL DESCRIPTION OF THE SETTLERS RIDGE II REAL PROPERTY

EXHIBIT A-3	LEGAL DESCRIPTION OF THE MILFORD REAL PROPERTY

EXHIBIT B-1	SETTLERS RIDGE PERSONAL PROPERTY

EXHIBIT B-2	MILFORD PERSONAL PROPERTY

EXHIBIT C-1	LIST OF SETTLERS RIDGE SERVICE CONTRACTS

EXHIBIT C-2	LIST OF MILFORD SERVICE CONTRACTS

EXHIBIT D-1	FORM OF ASSIGNMENT OF PARTNERSHIP INTEREST

EXHIBIT D-2	FORM OF GROUND LEASE ASSIGNMENT AGREEMENT

EXHIBIT E	FORM OF MILFORD ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT F	FORM OF MILFORD BILL OF SALE

EXHIBIT G-1	FORM OF TENANT ESTOPPEL CERTIFICATE

EXHIBIT G-2	FORM OF SELLER ESTOPPEL CERTIFICATE

EXHIBIT G-3	FORM OF GROUND LESSOR ESTOPPEL CERTIFICATE

EXHIBIT H-1	FORM OF NOTICE TO TENANTS (SETTLERS RIDGE)

EXHIBIT H-2	FORM OF NOTICE TO TENANTS (MILFORD)

EXHIBIT I	FORM OF CERTIFICATE OF NON-FOREIGN STATUS

EXHIBIT J-1	FORM OF TITLE AFFIDAVIT (SETTLERS RIDGE)

EXHIBIT J-2	FORM OF TITLE AFFIDAVIT (MILFORD)

EXHIBIT K	DUE DILIGENCE ITEMS

This Purchase and Sale Agreement and Escrow Instructions (this “Agreement”) is made and entered into as of August 21, 2015 (the “Effective Date”) by and among CBL/SETTLERS RIDGE, GP, LLC, a Pennsylvania limited liability company (“Settlers Ridge GP I”), CBL/SETTLERS RIDGE LP, LLC, a Pennsylvania limited liability company (“Settlers Ridge LP I”; and collectively with Settlers Ridge GP I, “Settlers Ridge Seller I”) SETTLERS RIDGE MANAGEMENT, GP, LLC, a Pennsylvania limited liability company (“Settlers Ridge GP II”), SETTLERS RIDGE MANAGEMENT LP, LLC, a Pennsylvania limited liability company (“SETTLERS RIDGE LP II”; and collectively with Settlers Ridge GP II, “Settlers Ridge Seller II; and collectively with Settlers Ridge Seller I (“Settlers Seller”), and O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company (“Milford Seller”; and collectively with Settlers Seller, “Seller”), as seller, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, as purchaser (“Purchaser”), with reference to the following recitals of fact:

R E C I T A L S:

A.              WHEREAS, Settlers Ridge GP I and Settlers Ridge LP I own all of the general partner and limited partner interests (said general and limited partner interests, collectively, the “Settlers Ridge I Ownership Interests”), respectively, of Settlers Ridge, L.P. a Pennsylvania limited partnership (“Settlers Ridge Owner I”) as provided in that certain Second Amended and Restated Limited Partnership Agreement, dated as of December 17, 2010 between Settlers Ridge GP I, as general partner, and Settlers LP I, as limited partner.

B.              WHEREAS, Settlers Ridge Owner I is the fee owner of certain real property and all improvements thereon, consisting of certain phases of a retail shopping center, also owned in part by Settlers Ridge Owner II (as hereinafter defined), together with all easements, rights of way, privileges, appurtenances and other rights pertaining thereto, and all fixtures attached or appurtenant thereto and located on and used in connection therewith (the “Settlers Ridge I Real Property”). The Settlers Ridge I Real Property is more particularly described in Exhibit A-1 attached hereto.

C.              WHEREAS, Settlers Ridge GP II and Settlers Ridge LP II own all of the general partner and limited partner interests (said general and limited partner interests, collectively, the “Settlers Ridge II Ownership Interests”; and collectively with the Settlers Ridge I Ownership Interests, the “Settlers Ownership Interests”), respectively, in Settlers Ridge Management, L.P., a Pennsylvania limited partnership (“Settlers Ridge Owner II”; and collectively with Settlers Ridge Owner I, “Settlers Ridge Owner”) pursuant to that certain Third Amended and Restated Limited Partnership Agreement of Settlers Ridge Owner II, dated as of March 5, 2012, between Settlers Ridge GP II, as general partner, and Settlers Ridge LP II, as limited partner.

D.              WHEREAS, Settlers Ridge Owner II is the fee owner of certain real property and all improvements thereon, consisting of certain phases of a retail shopping center, also owned in part by Settlers Ridge Owner I, together with all easements, rights of way, privileges, appurtenances and other rights pertaining thereto, and all fixtures attached or appurtenant thereto and located on and used in connection therewith (the “Settlers Ridge II Real Property”; and collectively with the Settlers Ridge I Real Property, the “Settlers Ridge Real Property”). The Settlers Ridge II Real Property is more particularly described in Exhibit A-2 attached hereto. The Settlers Ridge Real Property is commonly known as Settlers Ridge Shopping Center.

E.               WHEREAS, Milford holds a leasehold interest in certain real property, consisting of a retail shopping center, together with all easements, rights of way, privileges, appurtenances and other rights pertaining thereto, and all fixtures attached or appurtenant thereto and located on and used in connection therewith (the “Milford Real Property”; and collectively with the Settlers Ridge Real Property, the “Real Property”) under that certain Ground Lease dated May 31, 2006, by and between B.L.R. Realty Company, a Connecticut corporation, and 1620-34 Boston Post Road, LLC, a Connecticut limited liability company, as lessor (collectively, “Ground Lessor”), and Milford Marketplace, LLC, as lessee, as predecessor in interest to Milford, as amended by that certain Notice of Lease dated May 31, 2006; First Amendment dated October 1, 2006, Amended Notice of Lease dated March 16, 2010, and Letter Agreement dated April 21, 2010 (collectively, the “Ground Lease”). The Milford Real Property is more particularly described in Exhibit A-3 attached hereto. The Milford Real Property is commonly known as Milford Marketplace.

F.               WHEREAS, Settlers Ridge Owner is the owner of that certain personal property located on and used in connection with the management, operation, maintenance, repair and use of the Settlers Ridge Real Property, including, without limitation, any and all equipment, machinery, furniture, signs, promotional and leasing materials, computers, computer software and supplies, and including, without limitation, the personal property described in Exhibit B-1 attached hereto (the “Settlers Ridge Personal Property”).

G.              WHEREAS, Milford is the owner of that certain personal property located on and used in connection with the management, operation, maintenance, repair and use of the Milford Real Property, including, without limitation, any and all equipment, machinery, furniture, signs, promotional and leasing materials, computers, computer software and supplies, and including, without limitation, the personal property described in Exhibit B-2 attached hereto (the “Milford Personal Property”; and collectively with the Settlers Ridge Personal Property, the “Personal Property”).

H.              WHEREAS, Settlers Ridge Owner is also the owner, holder, or lessor in and to certain leases, licenses and occupancy agreements affecting the Settlers Ridge Real Property, together with all prepaid rents and security deposits (the “Settlers Ridge Leases”).

I.                 WHEREAS, Milford is also the owner, holder, or lessor in and to certain leases, licenses and occupancy agreements affecting the Milford Real Property, together with all prepaid rents and security deposits (the “Milford Leases”; and collectively with the Settlers Ridge Leases, the “Leases” or individually, a “Lease”).

J.                WHEREAS, Settlers Ridge Owner is also the owner of certain intangible rights relating to the operation, management, maintenance, repair and use of the Settlers Ridge Real Property and/or the Settlers Ridge Personal Property, including, without limitation, plans and specifications, licenses, permits, warranties, guaranties, surveys, entitlements, and telephone numbers in connection with the operation, use and occupancy of the Settlers Ridge Real Property (the “Settlers Ridge Intangible Rights”).

K.              WHEREAS, Milford is also the owner of certain intangible rights relating to the operation, management, maintenance, repair and use of the Milford Real Property and/or the Milford Personal Property, including, without limitation, plans and specifications, licenses, permits, warranties, guaranties, surveys, entitlements, and telephone numbers in connection with the operation, use and occupancy of the Milford Real Property (the “Milford Intangible Rights”; and collectively with the Settlers Ridge Intangible Rights, the “Intangible Rights”).

L.               WHEREAS, the Settlers Ridge Real Property is affected by those certain service, operating, maintenance, supply and other contracts listed in Exhibit C-1 attached hereto (the “Settlers Ridge Service Contracts”). The Settlers Ridge Real Property (including the buildings and other improvements now or hereafter located thereon), the Settlers Ridge Personal Property, the Settlers Ridge Leases, the Settlers Ridge Intangible Rights, and the Settlers Ridge Service Contracts shall hereinafter collectively be referred to as the “Settlers Ridge Property”.

M.             WHEREAS, the Milford Real Property is affected by those certain service, operating, maintenance, supply and other contracts listed in Exhibit C-2 attached hereto (the “Milford Service Contracts”; and collectively with the Settlers Ridge Service Contracts, the “Service Contracts”). The rights of Milford in the Milford Real Property (including the buildings and other improvements now or hereafter located thereon), the Ground Lease, the Milford Personal Property, the Milford Leases, the Milford Intangible Rights, and the Milford Service Contracts shall hereinafter collectively be referred to as the “Milford Property”; and collectively with the Settlers Ridge Property, the “Property”.

N.              WHEREAS, Settlers Seller desires to sell the Settlers Ownership Interests and Milford Seller desires to sell the Milford Property (collectively with the Settlers Ownership Interest, the “Property Interests”) and Purchaser desires to acquire from Settlers Seller the Settlers Ownership Interests and Purchaser desires to acquire from Milford Seller the Milford Property on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               SALE OF PROPERTY; AS-IS, WHERE IS.

1.1            With the intent to be legally bound, Settlers Seller hereby agrees to sell and convey to Purchaser the Settlers Ownership Interest and Milford Seller hereby agrees to sell and convey to Purchaser the Milford Property, and Purchaser agrees to purchase from Settlers Seller the Settlers Ownership Interests and Purchaser agrees to acquire from Milford Seller the Milford Property on the terms and conditions contained herein.

1.2            PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT IT HAS OR WILL HAVE PRIOR TO THE DUE DILIGENCE DEADLINE THE OPPORTUNITY TO INSPECT AND EXAMINE THE PROPERTY AND THE SETTLERS OWNERSHIP INTERESTS TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE PURCHASE OF THE PROPERTY AND THE SETTLERS OWNERSHIP INTERESTS. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE PURCHASER OF PROPERTIES OR INTERESTS THEREIN, SUCH AS THE PROPERTY AND THE SETTLERS OWNERSHIP INTERESTS AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE TO EVALUATE THE PURCHASE OF THE PROPERTY AND THE SETTLERS OWNERSHIP INTERESTS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED OR INTERPRETED TO LIMIT OR WAIVE ANY OF SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS ACQUIRING THE PROPERTY AND THE SETTLERS OWNERSHIP INTERESTS ON AN “AS-IS, WHERE IS” BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING AND SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESSED OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION:

(a)             VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE WATER, SOIL AND GEOLOGY AND STATUS OF ANY PERMITS AND GOVERNMENTAL APPROVAL;

(b)            INCOME TO BE DERIVED FROM THE PROPERTY;

(c)             SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON;

(d)            COMPLIANCE OF OR BY THE PROPERTY OR INTERESTS THEREIN, OR THE PROPERTY’S OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

(e)             HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY AND / OR PROFITABILITY;

(f)             MANNER OR QUALITY OF THE CONSTRUCTION OR OF THE MATERIALS INCORPORATED INTO THE PROPERTY;

(g)            MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR

(h)            OTHER MATTERS WITH RESPECT TO THE PROPERTY AND SPECIFICALLY THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION REGARDING COMPLIANCE WITH ANY FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, REGULATION OR ORDINANCE REGARDING HAZARDOUS SUBSTANCES OR WASTE INCLUDING, BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (42 U.S.C. SECTION 6901, ET SEQ.), AS AMENDED OR MODIFIED (“CERCLA”).

1.3            WITHOUT LIMITING THE ABOVE, PURCHASER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S AFFILIATES, MEMBERS, PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS, FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT, EXCEPT FOR BREACHES OF ANY APPLICABLE REPRESENTATIONS SET FORTH IN SECTION 10.1, MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH CERCLA, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.) AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.) AND ANY PENNSYLVANIA OR CONNECTICUT LAW RELATING TO ENVIRONMENTAL PROTECTION.

2.               PURCHASE PRICE FOR PROPERTY.

2.1 The total purchase price (“Purchase Price”) for the Interests shall be ONE HUNDRED SEVENTY THREE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($173,200,000.00) (with ONE HUNDRED THIRTY NINE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($139,150,000.00) allocated to the Settlers Ownership Interests and THIRTY FOUR MILLION FIFTY THOUSAND AND 00/100 DOLLARS ($34,050,000.00) allocated to the Milford Property) which shall be paid by Purchaser to Seller as follows:

(a)             Purchaser shall deposit ONE MILLION and 00/100 Dollars ($1,000,000) (the “Initial Deposit”) with Escrow Holder (as herein defined) no later than one (1) business day after the Effective Date. Within two (2) business days following Purchaser’s deposit of the Initial Deposit, Escrow Holder shall deliver to Seller One Hundred Dollars AND 00/100 ($100.00) of the Initial Deposit as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property Interests and Seller’s execution, delivery, and performance of this Agreement. Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Close of Escrow (as defined below). In the event that Purchaser does not terminate this Agreement pursuant to Section 4.2, Purchaser shall, on or before the expiration of the Due Diligence Deadline (as defined below), deposit with Escrow Holder an amount equal to THREE MILLION and 00/100 Dollars ($3,000,000.00) (the “Additional Deposit”; and collectively with the Initial Deposit, the “Deposit”).

(b)            Provided that Seller has performed all of its obligations and all conditions of Closing have been satisfied, Purchaser shall deposit in Escrow, on or before 3:00 p.m. New York, NY time on the Closing Date, the balance of the Purchase Price (subject to the credits, prorations and adjustments provided herein) by wire transfer.

2.2            All deposits into Escrow made by Purchaser prior to the Close of Escrow shall be made by wire transfer of immediately available federal funds. All deposits with Escrow shall be held in an interest-bearing account for the benefit of the party entitled thereto pursuant to the terms of this Agreement.

2.3            If Purchaser timely delivers the Go Forward Notice (as defined below), then, immediately after the Due Diligence Deadline, the Deposit shall be non-refundable unless (i) Purchaser subsequently elects to terminate this Agreement because of a failure of any Purchaser condition to Closing (as defined below) or any default by Seller in the performance of any of its obligations hereunder beyond any applicable notice and cure period pursuant to any other express right of termination set forth in this Agreement.

3.               ESCROW.

3.1            (a) Chicago Title Insurance Company is hereby designated as the escrow holder (in such capacity, “Escrow Holder”). This Agreement also constitutes escrow instructions duly signed by Purchaser and Seller. Although Escrow Holder may require further written instructions executed by Purchaser and Seller to clarify the duties and responsibilities of Escrow Holder, any such further instructions shall not modify or amend the provisions of this Agreement. Furthermore, in the event of any discrepancy between this Agreement and such further instructions, the provisions of this Agreement shall prevail.

(b)            (i) Upon receipt by Escrow Holder of the Deposit, Escrow Holder shall cause the same to be deposited into an interest bearing account at Bank of America or another New York Clearing House Bank selected by Escrow Holder and approved by Seller (“Escrow”), it being agreed that Escrow Holder shall not be liable for (x) any loss of such investment (unless due to Escrow Holder’s gross negligence, willful misconduct or breach of this Agreement) or (y) any failure to attain a favorable rate of return on such investment. Escrow Holder shall deliver the Deposit, and the interest accrued thereon, to Seller or to Purchaser, as the case may be, under the following conditions:

(1)            The Deposit, and the interest accrued thereon, shall be delivered to Seller at the Closing; or

(2)            The Deposit, and the interest accrued thereon, shall be delivered to Seller following receipt by Escrow Holder of written demand therefor from Seller stating that Purchaser has defaulted in the performance of its obligations under this Agreement, provided Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or

(3)            The Deposit, and the interest accrued thereon, shall be delivered to Purchaser following receipt by Escrow Holder of written demand therefor from Purchaser stating that Seller has defaulted in the performance of its obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit, and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit, in each case provided Seller shall not have given written notice of objection in accordance with the provisions set forth below; or

(4)            The Deposit, and the interest accrued thereon, shall be delivered to Purchaser or Seller as directed by written instructions of both Seller and Purchaser.

(ii)            Upon the receipt of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (2) or (3) above, Escrow Holder shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Holder at any time within ten (10) days after such party’s receipt of notice from Escrow Holder, but not thereafter. Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Holder shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Holder shall have timely received such notice of objection, Escrow Holder shall continue to hold the Deposit, and the interest accrued thereon, until (x) Escrow Holder receives joint written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Holder shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Holder shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (z) Escrow Holder takes such affirmative steps as Escrow Holder may elect, at Escrow Holder’s option, in order to terminate Escrow Holder’s duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action, as determined by a final non-appealable order of such court. Escrow Holder shall give notice to Seller and Purchaser prior to making any deposit pursuant to subclauses (y) or (z) of this Section 3.1(b)(ii).

(iii)          Escrow Holder may rely and act upon any instrument or other writing reasonably believed by Escrow Holder to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Holder by the provisions of this Agreement, except for Escrow Holder’s own gross negligence, willful misconduct or default. Escrow Holder shall have no duties or responsibilities except those set forth herein. Escrow Holder shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Holder’s duties hereunder are affected, unless Escrow Holder shall have agreed thereto in writing. Escrow Holder shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Holder’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Holder. In the event that Escrow Holder shall be uncertain as to Escrow Holder’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Holder’s opinion, are in conflict with any of the provisions hereof, Escrow Holder shall be entitled to hold the Deposit, and the interest accrued thereon, and may decline to take any other action. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Holder shall have no further liability or obligation of any kind whatsoever.

(iv)          Escrow Holder shall have the right at any time to resign upon ten (10) business days prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Holder and shall notify Escrow Holder of the name and address of such successor Escrow Holder within ten (10) business days after receipt of notice of Escrow Holder of its intent to resign. If Escrow Holder has not received notice of the name and address of such successor Escrow Holder within such period, Escrow Holder shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Holder hereunder. At any time after the ten (10) business day period, Escrow Holder shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Holder selected hereunder, provided such successor Escrow Holder shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Holder’s obligations hereunder, and Purchaser and Seller agree to execute and deliver any documentation which may reasonably be required by the successor Escrow Holder to confirm same. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Holder shall become Escrow Holder for all purposes hereunder and shall have all of the rights and obligations of Escrow Holder hereunder, and the resigning Escrow Holder shall have no further responsibilities or obligations hereunder.

(v)            Seller and Purchaser hereby agree to jointly and severally indemnify, defend and hold harmless Escrow Holder from and against fifty percent (50%) of any and all losses, costs, damages, expenses and reasonable attorneys’ fees actually incurred by Escrow Holder arising out of it acting as Escrow Holder hereunder, other than to the extent arising from Escrow Holder’s gross negligence or willful misconduct or breach of this Agreement.

(vi)          The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. Purchaser shall not be entitled to any credit against the Purchase Price with respect to any such interest paid to Seller at Closing. The party receiving such interest shall pay any income taxes thereon. Purchaser’s taxpayer identification number is 36-3614035. Settlers Ridge GP I’s and Settlers Ridge LP I’s taxpayer identification numbers are 45-3078695 and 45-3078746, respectively. Settlers Ridge GP II’s and Settlers Ridge LP II’s taxpayer identification numbers are 45-4712238, and 90-0803265, respectively. Milford’s taxpayer identification number is 45-3078261. The provisions of this Section 3.1(b) shall survive the Closing or termination of this Agreement.

3.2            For purposes of this Agreement, the “Close of Escrow” or “Closing” shall be the purchase and sale of the Property Interests contemplated herein at a closing to take place through the escrow services of Escrow Holder. The Close of Escrow shall occur on or before October 1, 2015 (the “Closing Date”), time being of the essence of Purchaser’s obligation to close the purchase of the Property on said date.

3.3            In the event that Escrow Holder is unable to comply with these instructions and close escrow by the Closing Date, then unless Escrow Holder has been advised in writing of the termination of this Agreement by either party, Escrow Holder shall continue to attempt to comply with these instructions and close Escrow as soon as possible thereafter. In no event shall the Close of Escrow occur unless all conditions to Closing set forth in Section 9 have been satisfied or waived by the party to be affected thereby.

4.               PRELIMINARY TITLE REPORT; INSPECTIONS.

4.1            (a) Purchaser has been provided current title commitments for ALTA standard forms of Owner Policy of Title Insurance for the Real Property, from Chicago Title Insurance Company (in such capacity, the “Title Company”), together with copies of all instruments noted therein as exceptions to title to the Real Property (collectively, the “Title Commitments”). Purchaser has also been provided with recently updated as-built surveys (the “Surveys”). Within ten (10) business days after the Effective Date, Purchaser shall give written notice (the “Title Notice”) to Seller (with a copy to Escrow Holder) specifying any matters shown on the Title Commitments or disclosed by the Surveys which are disapproved by Purchaser; provided, however, that the standard printed exceptions on an owner’s policy of title insurance (other than those pre-printed exceptions which will be deleted as a result of Seller’s performance of its obligations pursuant to this Agreement) and non-delinquent liens for general and special real estate taxes and installment payments of special assessments, the current zoning of the Real Property, including all permits, waivers and stipulations, and the interest of any tenant occupying space at the Real Property, as a tenant only, and matters arising out of any act of Purchaser or Purchaser’s Representatives shall be “Permitted Encumbrances.” If Purchaser delivers the Title Notice to Seller within the time-period set forth above, then Seller shall, no later than five (5) business days after receipt of the Title Notice from Purchaser, give written notice to Purchaser (the “Response”) stating either that (i) Seller will not remove and remedy any or all of such disapproved matters as specified in the Response, or (ii) Seller will attempt to remove or remedy any or all of such disapproved matters as specified in the Response. Seller shall have no obligation to remove or remedy any objections set forth in the Title Notice unless Seller agrees in Seller’s sole discretion to remove or remedy such objections in the Response. Seller’s lack of response shall be deemed as Seller’s refusal to remove or otherwise remedy the objections in the Title Notice. If Seller elects not to (or is deemed to have refused to) remove or remedy any or all of such objections, then no later than three (3) business days after Purchaser’s receipt of the Response, Purchaser shall elect to: (a) waive such disapproval(s) and to accept title to the Real Property subject to such disapproved matters; or (b) terminate this Agreement by written notice to Seller, which shall entitle Purchaser to the refund provided in Section 4.2. All matters shown in the Title Commitments or the Surveys with respect to which Purchaser fails to give a Title Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Seller has not undertaken an express obligation to cure as provided above, shall be deemed to be approved by Purchaser as Permitted Encumbrances. Notwithstanding anything to the contrary contained in this Agreement, at or prior to the Closing, Seller shall be obligated to discharge all monetary liens and encumbrances of liquidated amounts that have been caused or created by Seller or cause the Title Company to insure over such monetary liens and encumbrances other than current, non-delinquent amounts payable in connection with current, non-delinquent taxes which affect all or any portion of the Property and all other exceptions caused by Seller’s actions after the Effective Date (collectively, “Mandatory Cure Items”). Permitted Encumbrances shall not include any such monetary liens, except for taxes and special assessments not yet due and payable, or any deeds of trust, mortgages, or other loan documents secured by the Property.

(b) In the event that any subsequent update(s) of the Title Commitments discloses any adverse matters not set forth in the original Title Commitments or the Surveys which Purchaser disapproves, then no later than three (3) business days after Purchaser’s receipt of the updated Title Commitment, Purchaser shall give notice (the “Additional Title Notice”) to Seller (with a copy to Escrow Holder) of such disapproved matters. If Purchaser does not deliver the Additional Title Notice to Seller within the time-period set forth above, then Purchaser shall be deemed to have waived any objections to such matters disclosed in the updated Title Commitment. If Purchaser delivers the Additional Title Notice to Seller within the time-period set forth above, then Seller shall, no later than three (3) business days after receipt of the Additional Title Notice, give written notice to Purchaser (the “Additional Title Response”) stating either that (i) Seller will not remove or remedy any or all of such disapproved matters, or (ii) Seller will attempt to remove or remedy any or all of such disapproved matters as specified in the Additional Title Response. Except for Seller’s obligations to remove Mandatory Cure Items. Seller shall have no obligation to remove or remedy any objections set forth in the Additional Title Notice unless Seller agrees in Seller’s sole discretion to remove such objections in the Additional Title Response. Seller’s lack of response shall be deemed as Seller’s refusal to remove or remedy the objections in Purchaser’s Additional Title Notice. If Seller elects not to (or is deemed to have refused to) remove or remedy any or all of such disapproved matters (other than Mandatory Cure Items), then no later than three (3) business days after Purchaser’s receipt of the Additional Title Response, Purchaser shall elect: (a) to waive such disapproval(s) and to accept title to the Real Property subject to such disapproved matters, such disapproved matters being deemed Permitted Encumbrances; or (b) to terminate this Agreement by written notice to Seller, which shall entitle Purchaser to the refund provided in Section 4.2.

(c) Purchaser acknowledges that Seller has delivered or made available to Purchaser copies of those items, documents and matters listed or described on Exhibit K attached hereto and incorporated herein by this reference. Seller shall have a continuing obligation during the pendency of this Agreement to provide Purchaser with any items, documents and matters listed or described on Exhibit K and coming into Seller’s or its property manager’s possession or produced by or for Seller after the initial delivery of the foregoing information. Promptly after the execution of this Agreement, Purchaser, or Purchaser’s Representatives (defined below), may commence an inspection and review of the Property. Purchaser and its agents, engineers, surveyors, appraisers and other representatives (collectively, “Purchaser’s Representatives”) may enter upon the Property, subject to the terms and conditions contained in this Agreement. Purchaser’s right of inspection pursuant to this Agreement is and shall remain subject to the rights of tenants and other occupants and users of the Property and Purchaser shall use reasonable efforts to minimize interference with tenants and Seller’s operation of the Property. No inspection shall be undertaken without twenty-four (24) hours’ prior notice, exclusive of non-business days, (which notice may be by e-mail or telephone) to Seller. Seller and or Seller’s Representatives shall have the right to be present at any or all inspections and at all meetings or telephone calls with tenants. Purchaser shall notify Seller twenty-four hours prior to contacting tenants of the Property. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Seller. Upon the completion of any inspection or test, Purchaser shall restore the Property to its condition prior to such inspection or test and repair any damage to the Property. Purchaser shall pay its own due diligence costs including, without limitation, any fees and expenses of environmental consultants, engineers and other consultants. Additionally, upon prior reasonable notice to Seller, Purchaser shall have the right to enter individual retail units to conduct inspections, subject to the rights of the tenants thereof under the applicable Leases.

(d) Prior to entering the Property, Purchaser shall deliver to Seller a certificate or certificates of insurance, together with a copy of the endorsements to the applicable policies naming each entity comprising Seller, O’Connor Capital Partners, OC-RV Retail LLC, Settlers Ridge, L.P., Settlers Ridge Management, L.P., and Wafra Investment Advisory Group, Inc., and their respective direct and indirect members or partners, as additional insureds, evidencing policies of commercial general liability insurance on an occurrence basis and automobile liability insurance covering all owned, hired and non-owned vehicles brought onto the Property, issued by an insurance company licensed to do business in the state(s) in which the Property is located and having a rating of at least “AX” by A.M. Best Company, with limits of at least TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) combined single limit per occurrence for bodily or personal injury or death, for property damage and loss of use thereof. Such insurance coverage shall: (i) be primary, and any insurance maintained by Seller shall be excess and noncontributory, (ii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iii) not contain any exclusion for “insured versus insured” claims as respects any potential claim by Seller against Purchaser. Such certificate(s) shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Seller. Prior to conducting any tests, examinations, inspections, studies or the like on the Property which will be of an invasive nature and which have been consented to by Seller, Purchaser shall deliver to Seller: (i) a proposal from the engineer who will perform the invasive testing (the “Engineer”), outlining the scope of such tests and studies and (ii) a certificate of insurance evidencing a policy of pollution liability coverage on an occurrence basis naming the Engineer as insured, together with a copy of the endorsement to the corresponding policy naming each entity comprising Seller, O’Connor Capital Partners, OC-RV Retail LLC, Settlers Ridge, L.P., Settlers Ridge Management, L.P., and Wafra Investment Advisory Group, Inc., and their respective direct and indirect members or partners, as additional insureds, issued by an insurance company licensed to do business in the state(s) in which the Property is located and having a rating of at least “AX” by A.M. Best Company, with a limit of at least TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) per occurrence, a deductible of not more than FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) and a copy of an endorsement to such policy providing that such insurance coverage is primary and that any insurance maintained by Seller shall be excess and noncontributory. Purchaser also shall maintain statutory Workers’ Compensation insurance in the amounts required by applicable statute and Employers Liability coverage of at least ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) per occurrence. Purchaser shall indemnify, defend and hold harmless Seller and Seller’s partners, members, employees, agents and advisors (collectively, “Seller’s Representatives”), against all losses, claims, suits, damages and liabilities to the extent arising out of or resulting from the inspections performed by or on behalf of Purchaser or Purchaser’s Representatives, and/or the entry on or about the Property by or on behalf of Purchaser or Purchaser’s Representatives; provided, however, that the foregoing indemnity and hold harmless obligation shall not extend to, and in no event shall Purchaser be liable to Seller or Seller’s Representatives for, any (i) diminution in the market value of the Property resulting from the information disclosed by any such investigation or tests (unless due to the negligence or willful misconduct of Purchaser and/or Purchaser’s Representatives) or (ii) negligence or misconduct of Seller or Seller’s Representatives. Purchaser’s indemnity and restoration obligations under this Agreement shall survive the termination of this Agreement.

4.2            If Purchaser in its sole discretion determines that the results of its inspections are satisfactory and, therefore, wishes to proceed to acquire the Property, then Purchaser must deliver to Seller a written notice thereof (the “Go Forward Notice”), with a copy to Escrow Holder, on or prior to 5:00 p.m. New York, NY time on the date that is thirty (30) days after the signing prior to the date hereof by Seller and Purchaser of an access agreement governing Purchaser’s access to the Property (the “Due Diligence Deadline”). If Purchaser timely delivers the Go Forward Notice, the Earnest Money shall thereafter be non-refundable as provided in Section 2.3 above. If Purchaser does not timely deliver the Go Forward Notice, Purchaser shall be deemed to have elected to terminate this Agreement and Escrow Holder shall return the Initial Deposit, together with accrued interest thereon, to Purchaser, and return any documents held by Escrow Holder to the parties depositing same. Subject to Section 9.1(b), Purchaser may not elect to proceed to acquire less than all of the Property Interests. Upon return of such funds and documents by Escrow Holder, the parties hereto shall have no further rights or obligations under this Agreement, which shall be deemed canceled for all purposes, except for obligations that expressly survive termination of this Agreement.

4.3            Prior to the Due Diligence Deadline, Purchaser shall notify Seller in writing which Service Contracts it elects to assume at the Closing (the “Assumed Service Contracts”). If Purchaser does not provide such notice to Seller prior to the Due Diligence Deadline, Purchaser will be deemed to have approved all such Service Contracts, and such Service Contracts will be deemed the Assumed Service Contracts. At or prior to Closing, Seller will deliver notice to terminate all Service Contracts, other than the Assumed Service Contracts; provided, however, that if under the disapproved Service Contracts, Seller has no right to terminate same on or prior to Closing with the delivery of notice, Purchaser shall (i) assume at Closing all obligations thereunder from the Closing until the expiration dates of such Service Contracts. Seller shall, at its sole cost and expense, also assign or cause to be assigned all warranties with respect to the Property, including the improvements located thereon, to the extent assignable.

5.               DOCUMENTS AT CLOSING.

5.1            In time to permit the Close of Escrow, Settlers Ridge GP I shall deliver to Purchaser through Escrow Holder the following documents in respect of the Settlers Ridge I Ownership Interests Property owned by Settlers Ridge Seller I:

(a)             Settlers Ridge GP I’s executed counterpart of an Assignment of Partnership Interest for the Settlers Ridge I Ownership Interests owned by Settlers Ridge GP I in the form attached hereto as Exhibit D.

(b)            Settlers Ridge Seller I’s executed counterpart of a certified and updated rent roll with respect to the Settlers Ridge Property dated no sooner than three (3) business days prior to the Closing Date (the “Settlers Ridge Rent Roll”).

(c)             Originals or copies of all Leases, Intangible Rights and Service Contracts in possession or under the control of Settlers Ridge Owner I (such delivery to be to Purchaser outside of escrow).

(d)            Certificates, resolutions, or other evidence of authority with respect to Settlers Ridge GP I as reasonably required by the Title Company (such delivery to be to the Title Company outside of escrow).

(e)             The Tenant Estoppels received by Settlers Ridge Seller I or any Seller Estoppel Certificates, if applicable.

(f)             An affidavit of Settlers Ridge GP I in the form attached hereto as Exhibit I, setting forth Settlers Ridge GP I’s United States Tax Identification Number, and stating that Settlers Ridge GP I is not a foreign person as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(g)            Settlers Ridge GP I’s executed counterpart of a closing statement setting forth the Purchase Price, a schedule of all closing costs, prorations and adjustments as contemplated by this Agreement (the “Closing Statement”).

(h)            Settlers Ridge GP I’s executed counterpart of a title affidavit substantially in the form attached hereto, as Exhibit J-1 (such delivery to be to the Title Company outside of escrow) (the “Settlers Ridge Title Affidavit”).

(i)              A date down letter confirming that all of the Settlers Seller’s representations and warranties are true and correct in all material respects as of the Closing.

(j)              Settlers Ridge GP I’s executed counterpart of a letter in the form attached hereto as Exhibit H-1, giving notice and advising tenants to make future rental payments as directed by Purchaser, (the “Settlers Ridge Tenant Notice Letter”) (such delivery to be to Purchaser outside of escrow).

(k)            Such other documents as may be reasonably required of Settlers Ridge GP I by Purchaser, the Title Company or Escrow Holder to complete the transaction pursuant to this Agreement and in accordance with applicable law.

5.2            In time to permit the Close of Escrow, Settlers Ridge LP I shall deliver to Purchaser through Escrow Holder the following documents in respect of the Property owned by Settlers Ridge Seller I:

(a)             Settlers Ridge LP I’s executed counterpart of an Assignment of Partnership Interest for the Settlers Ridge I Ownership Interest owned by Settlers Ridge LP I in the form attached hereto as Exhibit D.

(b)            Certificates, resolutions, or other evidence of authority with respect to Settlers Ridge LP I as reasonably required by the Title Company (such delivery to be to the Title Company outside of escrow).

(c)             An affidavit of Settlers Ridge LP I in the form attached hereto as Exhibit I, setting forth Settlers Ridge LP I’s United States Tax Identification Number, and stating that Settlers Ridge I is not a foreign person as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(d)            A date down letter confirming that all of the Settlers Seller’s representations and warranties are true and correct in all material respects as of the Closing.

(e)             Such other documents as may be reasonably required of Settlers Ridge LP I by Purchaser, the Title Company or Escrow Holder to complete the transaction pursuant to this Agreement and in accordance with applicable law.

5.3            In time to permit the Close of Escrow, Settlers Ridge GP II shall deliver to Purchaser through Escrow Holder the following documents in respect of the Settlers Ridge II Ownership Interests or the Property owned by Settlers Ridge Seller II:

(a)             Settlers Ridge GP II’s executed counterpart of an Assignment of Partnership Interest for the Settlers Ridge II Ownership Interests owned by Settlers Ridge GP II in the form attached hereto as Exhibit D-1.

(b)            Settlers Ridge Seller II’s executed counterpart of the Settlers Ridge Rent Roll.

(c)             Originals or copies of all Leases, Intangible Rights and Service Contracts in possession or under the control of Settlers Ridge Owner II (such delivery to be to Purchaser outside of escrow).

(d)            Certificates, resolutions, or other evidence of authority with respect to Settlers Ridge GP II as reasonably required by the Title Company (such delivery to be to the Title Company outside of escrow).

(e)             The Tenant Estoppels received by Settlers Ridge Seller II or any Seller Estoppel Certificates, if applicable.

(f)             An affidavit of Settlers Ridge GP II in the form attached hereto as Exhibit I, setting forth Settlers Ridge GP II’s United States Tax Identification Number, and stating that Settlers Ridge GP II is not a foreign person as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(g)            Settlers Ridge GP II’s executed counterpart of the Closing Statement.

(h)            Settlers Ridge GP II’s executed counterpart of the Settlers Ridge Title Affidavit.

(i)              A date down letter confirming that all of the Settlers Seller’s representations and warranties are true and correct in all material respects as of the Closing.

(j)              Settlers Ridge GP II’s executed counterpart of the Settlers Ridge Tenant Notice Letter.

(k)            Such other documents as may be reasonably required of Settlers Ridge GP II by Purchaser, the Title Company or Escrow Holder to complete the transaction pursuant to this Agreement and in accordance with applicable law.

5.4            In time to permit the Close of Escrow, Settlers Ridge LP II shall deliver to Purchaser through Escrow Holder the following documents in respect of the Property owned by Settlers Ridge II:

(a)             Settlers Ridge LP II’s executed counterpart of an Assignment of Partnership Interest for the Settlers Ridge I Ownership Interest owned by Settlers Ridge LP II in the form attached hereto as Exhibit D-1.

(b)            Certificates, resolutions, or other evidence of authority with respect to Settlers Ridge LP II as reasonably required by the Title Company (such delivery to be to the Title Company outside of escrow).

(c)             An affidavit of Settlers Ridge LP II in the form attached hereto as Exhibit I, setting forth Settlers Ridge LP I’s United States Tax Identification Number, and stating that Settlers Ridge I is not a foreign person as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(d)            A date down letter confirming that all of the Settlers Seller’s representations and warranties are true and correct in all material respects as of the Closing.

(e)             Such other documents as may be reasonably required of Settlers Ridge LP II by Purchaser, the Title Company or Escrow Holder to complete the transaction pursuant to this Agreement and in accordance with applicable law.

5.5            In time to permit the Close of Escrow, Milford shall deliver to Purchaser through Escrow Holder the following documents in respect of the Milford Property:

(a)             Milford’s executed counterpart of an Assignment and Assumption of the Ground Lease for the Property leased by Milford in the form attached hereto as Exhibit D-2, subject only to Permitted Encumbrances and, if required by the terms of the Ground Lease, consent to the assignment of the Ground Lease from the Ground Lessor (the “Ground Lease Assignment Agreement”).

(b)            Milford’s executed counterpart of an assignment of all Milford Leases, Milford Intangible Rights, and Milford Service Contracts (with respect to the Assumed Service Contracts only) in the form attached hereto as Exhibit E-2 (the “Milford Assignment Agreement”).

(c)             Milford’s executed counterpart of a certified and updated rent roll with respect to the Milford Property dated no sooner than three (3) business days prior to the Closing Date (the “Milford Rent Roll”; and collectively with the Settlers Ridge Rent Roll, the “Rent Roll”).

(d)            Originals or copies of all Leases, Intangible Rights and Service Contracts in possession or under the control of Milford (such delivery to be to Purchaser outside of escrow).

(e)             Milford’s executed counterpart of a bill of sale in the form attached hereto as Exhibit F-2, conveying and selling to Purchaser all right, title and interest in and to the Milford Personal Property.

(f)             Certificates, resolutions, or other evidence of authority with respect to Milford as reasonably required by the Title Company (such delivery to be to the Title Company outside of escrow).

(g)            The Tenant Estoppels received by Milford or any Seller Estoppel Certificates, if applicable.

(h)            An affidavit of Milford in the form attached hereto as Exhibit I, setting forth Milford’s United States Tax Identification Number, and stating that Milford is not a foreign person as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(i)              Milford’s executed counterpart of the Closing Statement.

(j)              Milford’s executed counterpart of a title affidavit substantially in the form attached hereto, as Exhibit J-2 (such delivery to be to the Title Company outside of escrow).

(k)            Milford’s executed counterpart of a letter in the form attached hereto as Exhibit H-2, giving notice and advising tenants to make future rental payments as directed by Purchaser, and advising that all security deposits have been transferred to Purchaser (such delivery to be to Purchaser outside of escrow).

(l)              A date down letter confirming that all of Milford Seller’s representations and warranties are true and correct in all material respects as of the Closing.

(m)          Such other documents as may be reasonably required of Milford by Purchaser, the Title Company or Escrow Holder to complete the transaction pursuant to this Agreement and in accordance with applicable law.

5.6            In time to permit the Close of Escrow, Purchaser shall deliver to Seller through Escrow Holder, the following:

(a)             Purchaser’s executed counterparts of the Assignments of Partnership Interest.

(b)            Purchaser’s executed counterpart of the Ground Lease Assignment Agreement.

(c)             Purchaser’s executed counterpart of the Milford Assignment Agreement.

(d)            Certificates, resolutions, or other evidence of authority with respect to Purchaser as reasonably required by the Title Company.

(e)             The balance of the Purchase Price (subject to the credits, prorations and adjustments provided herein).

(f)             Purchaser’s executed counterpart of the Closing Statement.

(g)            Such other documents as may be reasonably required by Seller, the Title Company or Escrow Holder to complete the transaction pursuant to this Agreement and in accordance with applicable law.

6.               DEFAULT.

6.1            If Purchaser defaults in the performance of its obligations hereunder, then Seller’s sole and exclusive remedy shall be to retain the Deposit held by Escrow Holder as liquidated damages, which amount is the best estimate by the parties of the damages Seller would suffer from such breach, it being agreed that it is extremely difficult, if not impossible, and impracticable to fix the exact amount of damage which would be incurred by Seller as a result of such default by Purchaser. Thereupon neither party to this Agreement shall have any further rights, duties or obligations hereunder, except those which expressly survive termination of this Agreement. Notwithstanding anything to the contrary contained herein, Seller’s remedies with respect to a breach of Purchaser’s indemnity and restoration obligations hereunder are not limited to the Deposit.

6.2            If Purchaser shall be in compliance with all of its obligations hereunder and is in all other respects ready, willing and able to acquire the Property, and if Seller defaults in the performance of its obligations hereunder, and such Seller default shall continue for more than ten (10) days after receipt by Seller of written notice from Purchaser, then Purchaser shall have the right, as its sole and exclusive remedy, to (a) waive such default and to proceed with the Close of Escrow, (b) terminate this Agreement, which shall entitle Purchaser to the refund provided in Section 4.2, and reimburse Purchaser for its actual third party expenses incurred in connection with this Agreement and Purchaser’s diligence pursuant hereto in an amount not to exceed FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) or (c) seek specific performance of Seller’s obligations hereunder; provided, however, that Purchaser shall be deemed to have waived its right to seek specific performance if Purchaser shall fail to file a lawsuit asserting said claim or cause of action within one hundred twenty (120) days following the scheduled Closing Date. In the event that specific performance is not available due to Seller’s actions, Seller shall promptly pay to Purchaser an amount equal to SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) as liquidated damages. Unless and until Purchaser terminates this Agreement pursuant to clause (b) of this Section 6.2, the obligations of Purchaser and Seller shall remain in full force and effect.

7.               PRORATIONS; COSTS.

7.1            Escrow Holder, by charge or credit against the cash portion of the Purchase Price, shall prorate the following as of the Close of Escrow:

(a)             Taxes. All current and non-delinquent real and personal property taxes or assessments covering the Property for the applicable year shall be prorated as of the Closing Date based on the fiscal year of the taxing or assessing authority. If appropriate tax and assessment figures are not available for the current year, then the proration of taxes and assessments shall be 110% of the corresponding figures for the prior year. Notwithstanding the foregoing, the parties hereto agree to reprorate taxes upon the issuance of the tax and assessment figures for the year in which the Closing occurs. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the right following the Closing to control all real property tax contests and proceedings; provided, however, Seller shall retain all rights with respect to any refund of taxes and assessments (net of costs of recovery) applicable to any period prior to the Closing Date.

(b)            Rents. Rents are to be determined for the month of the Closing based on rents for said month that have actually been collected. Rents unpaid for the month of Closing and delinquent rents for prior months shall not be prorated. Seller shall not receive any credit for delinquent rents, and Purchaser agrees to use commercially reasonable efforts to collect any delinquent rents and shall remit same to Seller as set forth below. Notwithstanding the foregoing, Purchaser shall not be required to institute any legal or collection proceedings to collect any delinquent rents. Purchaser shall receive credit for all security and other refundable deposits, and prepaid rents collected by Seller. Any rents collected by Purchaser shall be applied first to rents currently due and having been accrued during the period from and after the Closing and any remaining balance shall be applied to the outstanding balance having been accrued during the period of time prior to the Closing.

(c)             Income and Expenses. Except as otherwise provided in this Section 7.1, all income and expenses for the Property shall be prorated as of 11:59 p.m. New York, NY time on the date prior to the Closing Date (the “Prorations Date”). Seller shall be entitled to receive all revenue (to the extent collected) and shall be charged with all expenses relating to the ownership and operation of the Property through the Prorations Date. At Closing Seller shall credit Purchaser with any credit balances set forth in Seller’s tenant escrow accounts and Purchaser shall credit Seller with any debit balances in such tenants’ credit escrow accounts when and if collected following its calendar year reconciliation with such tenants. Purchaser shall be entitled to receive all revenue relating to the ownership and operation of the Property following the Prorations Date, including, without limitation, all rents received by Seller with respect to the period from and after the Closing Date.

(d)            Utilities and Other Deposits. Seller shall use commercially reasonable efforts to terminate utilities as of the Close of Escrow and Purchaser shall commence service in Purchaser’s account from and after the Close of Escrow. To the extent utility service cannot be so terminated and reestablished, utility charges shall be prorated as of the Prorations Date. Seller shall be entitled to a credit at Closing for any utility deposits which it or its predecessors have made prior to the Closing Date, to the extent the same are transferred to Purchaser, and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the time period prior to and including the Closing Date, and any utility deposits for which it does not receive a credit hereunder. In connection with Permit SMP No. 20246-02823014 relating to ongoing maintenance responsibilities relating to the mine permit at the Settlers Ridge Real Property, at the Close of Escrow, Purchaser shall replace the existing letter of credit for the benefit of the Commonwealth of Pennsylvania, Pennsylvania Department of Environmental Protection, Bureau of Mining and Reclamation in the amount of ONE HUNDRED EIGHTY THREE THOUSAND THIRTY-EIGHT AND 85/100 DOLLARS ($183,038.85) with a new letter of credit or a surety bond, to the satisfaction of the beneficiary thereof, and ensure the return of the existing letter of credit to Seller promptly thereafter.

(e)             Reproration and Post-Closing Adjustments. In the event that any adjustments or prorations cannot be apportioned or adjusted at Closing by reason of the fact that final or liquidated amounts have not been ascertained, or are not available as of such date, the parties hereto agree to apportion or adjust such items on the basis of their best estimates of the amounts at Closing and to reprorate any and all of such amounts promptly when the final or liquidated amounts are ascertained. In the event of any omission or mathematical error on the closing statement, or if the prorations, apportionments and computations shall prove to be incorrect for any reason, the same shall be promptly adjusted when determined and the appropriate party paid any monies owed. Seller and Purchaser shall periodically update prorations as final information becomes available and shall target a final reconciliation of prorations on June 30, 2016, subject, however, to extension(s) of said target date if any final information is not then yet available.

(f)             The provisions of this Section 7.1 shall survive the Closing.

7.2 Closing Costs. Seller shall pay one-half (1/2) of the cost of the transfer tax payable upon assignment of the Settlers Ownership Interests, the cost of the transfer tax payable upon recordation of the Ground Lease Assignment Agreement, if any, and one-half (1/2) of all escrow fees and charges. Purchaser shall pay the cost of the Title Commitments, the cost for ALTA standard forms of Owner Policy of Title Insurance (the “Owner’s Title Policies”), and any endorsements it chooses to obtain in connection with the Owner’s Title Policies, the cost of the Surveys, one-half (1/2) of the cost of the transfer tax payable upon assignment of the Settlers Ownership Interests and one-half (1/2) of all escrow fees and charges. All other closing costs shall be borne by Seller or Purchaser in accordance with custom in the jurisdiction where the Property is located. The provisions of this Section 7.2 shall survive the Closing.

8.               RISK OF LOSS; CONDEMNATION.

8.1            Subject to the terms of the Ground Lease, if applicable, if there shall occur any damage or destruction to the Improvements by fire or other casualty that will not be restored by Closing, Seller shall promptly notify Purchaser of the event with a reasonable estimate of the time after Closing necessary to restore those Improvements. If such estimate exceeds ninety (90) days or if Seller reasonably estimates it will cost FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) or more to restore the Improvements or if any Major Tenant of a Property has terminated its lease to repair and restore the Improvements, Purchaser may elect to terminate this Agreement and Purchaser shall be immediately due a return of the Deposit. If Purchaser does not elect to terminate this Agreement, then this Agreement shall remain in force, and Seller shall at the Closing, pay over to Purchaser any insurance proceeds received to date, net of costs of collection and amounts expended to repair or stabilize the Improvements, and assign to Purchaser its right to recover additional insurance proceeds, in each case, exclusive of any rent or business interruption proceeds attributable to any period prior to the Closing. Purchaser shall also receive at the Closing a credit in the amount of the deductible under Seller’s casualty insurance policy.

8.2            Subject to the terms of the Ground Lease, if applicable, if prior to Closing there shall occur any taking of the Property (or any part thereof) by eminent domain which is reasonably likely to have a material adverse effect on the Property following the Closing, Purchaser shall have the option to (a) receive the condemnation award resulting from the taking, but without any abatement of its obligations to consummate the Closing hereunder, or (b) terminate this Agreement. If Purchaser elects to terminate due to such condemnation, Purchaser shall be immediately due a return of the Deposit. If Purchaser does not exercise its termination rights under this Section 8.2, this Agreement shall remain in force, and Seller shall assign to Purchaser its claims to any condemnation proceeds received to date, net of costs of collection, and assign to Purchaser its right, if any, to recover additional proceeds. In no event shall Seller settle a condemnation award without the prior approval of Purchaser.

8.3            This Section 8 is an express provision with respect to destruction and eminent domain and is intended to supersede any applicable statute regarding risk of loss.

9.               CONDITIONS TO CLOSING.

9.1            Conditions to Purchaser’s Obligation to Purchase.

(a)             The obligation of Purchaser to consummate the transaction contemplated hereunder shall be subject to the fulfillment on or before the Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(i)              Seller shall have performed all of its obligations under the terms of this Agreement;

(ii)            All of Seller’s representations and warranties in this Agreement shall be true and correct in all material respects as of the Closing Date (subject to Seller’s right to update the same pursuant to Section 10.4 of this Agreement);

(iii)          Seller shall have delivered to Purchaser original estoppel certificates (“Tenant Estoppels”) from (w) each of the following tenants under a Settlers Ridge Lease at the Settlers Ridge Real Property: Giant Eagle and Cinemark (the “Settlers Ridge Major Tenants”), and (x) the Whole Foods Lease at the Milford Real Property (the “Milford Major Tenants”; and collectively with the Settlers Ridge Major Tenants, the “Major Tenants”), (y) tenants under the Settlers Ridge Leases occupying no less than eighty percent (80%) of the square feet of space at the Settlers Ridge Real Property, including the square footage leased by the Settlers Ridge Major Tenants (the “Settlers Ridge Other Tenants”), and (z) tenants under the Milford Leases occupying no less than eighty percent (80%) of the square feet of space at the Milford Real Property, including the square footage leased by the Milford Major Tenants (the “Milford Other Tenants”; and collectively with the Settlers Ridge Other Tenants, the “Other Tenants”); provided, however, in the event that Seller is unable to timely satisfy the delivery requirement in the preceding clauses (w), (x), (y) and (z) (the “Estoppel Requirement”), Seller shall have the right to extend the Closing Date for up to thirty (30) days upon written notice to Purchaser delivered on or before Closing. The Tenant Estoppels shall be substantially in the form of Exhibit G-1 attached hereto and made a part hereof; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements than are set forth on Exhibit G-1 in a certification of such nature, then Purchaser shall accept any modifications made to such Tenant Estoppel to the extent that such changes are consistent with the minimum requirements set forth in such tenant’s Lease. Tenant Estoppels from all Major Tenants shall be a condition precedent to Purchaser’s obligation to close this transaction. If, as of the Closing Date, Seller has not received a Tenant Estoppel from any of the Other Tenants required to meet the threshold set forth in clause (ii) above, then Seller may deliver to Purchaser at the Closing, in lieu of a Tenant Estoppel from such Other Tenant(s), a Seller estoppel certificate in the form attached as Exhibit G-2 hereto and made a part hereof, signed by Seller (a “Seller Estoppel Certificate”); provided further, however, that the aggregate square footage of leased premises for which Seller Estoppel Certificates are delivered by Seller in lieu of Tenant Estoppels pursuant to the above, shall not exceed five percent (5%) of the square feet of space at the Settlers Ridge Real Property or the Milford Real Property, as applicable. Seller’s liability to Purchaser under each such Seller Estoppel Certificate (including, but not limited to, any inaccuracies therein) shall terminate on the earlier to occur of: (A) the date Purchaser receives a completed Tenant Estoppel signed by such Other Tenant, whose Lease is the subject of such Seller Estoppel Certificate, and (B) the date on which the Lease to which such Seller Estoppel Certificate relates terminates; and (C) the date on which the Property Representations Survival Period ends. An estoppel shall be deemed to satisfy this condition if it (D) shall be completed in all material respects, (E) shall disclose no information inconsistent with the Settlers Ridge Rent Roll or the Milford Rent Roll, as applicable, and representations and warranties provided for herein, (F) shall be dated as of a date within thirty (30) days of Closing, and (G) shall be addressed to Purchaser;

(iv)          Seller shall have delivered an estoppel certificate from Ground Lessor with respect to the Ground Lease, in substantially the form of Exhibit G-3 attached hereto, or such other form as may be required; provided, however, that if Ground Lessor is required or permitted under the terms of the Ground Lease to provide less information or to otherwise make different statements than are set forth on Exhibit G-3 in a certification of such nature, then Purchaser shall accept any such modifications to the extent that such changes are consistent with the minimum requirements set forth in the Ground Lease. An estoppel shall be deemed to satisfy this condition if it (A) shall be completed in all material respects, B) shall disclose no information inconsistent with the representations and warranties provided for herein, (C) shall be dated as of a date within forty (40) days of the Closing, and (D) shall be addressed to Purchaser; and

(v)            The Title Company shall have committed to issue the Owner’s Title Policies with no exceptions other than Permitted Encumbrances. The Owner’s Title Policies respect to the Settlers Ridge Real Property shall include a non-imputation endorsement.

(b)            In the event that any such conditions remain unfulfilled at the Closing, Seller may extend the Closing Date by thirty (30) days upon written notice to Purchaser, to be received not less than two (2) business days prior to the then scheduled Closing Date. If Seller does so extend the Closing Date and any such conditions remain unfulfilled at the end of said thirty (30) day period, and

(i)              such unfulfilled conditions relate solely to the Settlers Ridge Property or the Settlers Ownership Interests, then Purchaser may, as its sole remedy, (y) terminate this Agreement in accordance with the provisions of Section 4.2; or (z) waive such conditions and proceed with the purchase of all of the Property Interests in accordance with the terms of this Agreement (provided, however, that, if such failure also constitutes a default by Seller under this Agreement, Purchaser shall have the rights and remedies provided in Section 6.2); or

(ii)            such unfulfilled conditions relate solely to the Milford Property or relate to both the Settlers Ownership Interests and the Milford Property, then Purchaser may, as its sole remedy, (x) terminate this Agreement in accordance with the provisions of Section 4.2; (y) waive such conditions with respect to the Settlers Ownership Interests only, and continue with the Closing with respect to the Settlers Ridge Ownership Interests only; or (z) waive such conditions and proceed with the purchase of all of the Property Interests in accordance with the terms of this Agreement (provided, however, that, if such failure also constitutes a default by Seller under this Agreement, Purchaser shall have the rights and remedies provided in Section 6.2). For the avoidance of doubt, under no circumstances shall Purchaser be entitled to purchase only the Milford Property.

9.2            Conditions to Seller’s Obligation to Sell. The obligation of Seller to consummate the transaction contemplated hereunder shall be subject to the fulfillment on or before the Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion. In the event any such conditions remain unfulfilled at Closing, Seller may, as its sole remedy, terminate this Agreement and retain the Deposit, or waive such conditions and proceed with the sale in accordance with the terms of this Agreement (provided, however, that if such failure also constitutes a default by Purchaser under the terms of this Agreement, Seller shall have the rights and remedies provided in Section 6.1):

(a)             Purchaser shall have performed all of its obligations under the terms of this Agreement.

(b)            All of Purchaser’s warranties and representations in this Agreement shall be true and correct in all material respects as of the Closing Date.

10.            REPRESENTATIONS AND WARRANTIES OF SELLER.

10.1         Seller hereby represents and warrants to Purchaser as follows:

(a)             Each of Settlers Ridge Owner I and Settlers Ridge Owner II is a limited partnership presently subsisting under the laws of the Commonwealth of Pennsylvania. Each of Settlers Ridge GP I, Settlers Ridge LP I, Settlers Ridge GP II and Settlers Ridge LP II is a limited liability company presently subsisting under the laws of the Commonwealth of Pennsylvania. All requisite action (corporate, trust, partnership or otherwise) has been taken by Settlers Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and instruments referenced herein on behalf of Settlers Seller and the partners, members, officers or trustees of Settlers Seller, if any, have the legal power, right, and actual authority to bind Settlers Seller to the terms and conditions hereof and thereof.

(b)            Milford is a limited liability company validly existing under the laws of the State of Delaware. All requisite action (corporate, trust, partnership or otherwise) has been taken by Milford in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and instruments referenced herein on behalf of Milford and the partners, members, officers or trustees of Milford, if any, have the legal power, right, and actual authority to bind Milford to the terms and conditions hereof and thereof.

(c)             To Seller’s knowledge, the following information is true and correct in all material respects: (i) the Ground Lease is in full force and effect and has not been amended except as disclosed to Purchaser; (ii) Milford has not received written notice of any default by Milford that has not been remedied; and (iii) there is no suit, action, or proceeding pending against or affecting Ground Lessor or the property under the Ground Lease, or before any court, administrative agency, or other governmental authority, which brings into question that the validity of the Ground Lease or which, if determined adversely, might result in any adverse change to the leasehold estate thereunder. All monthly installments of rent, additional rent and other sums due and payable under the Ground Lease are current. There is no defense, offset, claim or counterclaim by or in favor Ground Lessor against Milford under the Ground Lease.

(d)            The copies of the Leases or Service Contracts between Settlers Ridge Owner, Milford Seller and any third parties affecting the Property delivered or furnished and made available by Seller to Purchaser pursuant to this Agreement are true and complete and said Leases and Service Contracts constitute all of the Leases and Service Contracts to which Settlers Ridge Owner or Milford Seller is a party relating to the Property. All of the Leases in effect as of the date hereof are listed in the Rent Roll.

(e)             In respect of each of the Leases, to Seller’s knowledge, except as otherwise set forth in the Rent Roll or delinquency report, the following information is true and correct in all material respects: (i) each of the Leases is in full force and effect and has not been amended except as disclosed to Purchaser; and (ii) Seller has not received written notice of any material default by Seller under any of the Leases that has not been remedied. Notwithstanding anything in this Agreement to the contrary, but subject to fulfillment of the closing condition set forth in Section 9.1(a)(iii), Seller does not covenant or represent that tenants under the Leases will not be in default under their respective Leases, and the existence of any default by any tenant under its Lease shall not affect the obligations of Purchaser hereunder.

(f)             No tenant has been given free rent, any tenant improvement allowance, any abatement in the payment of rent or any other tenant concession, except as set forth in the Rent Roll.

(g)            All taxes and assessments against the Property, due and payable on or before the Close of Escrow shall have been paid, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessments of any type of tax or deficiency against Seller as to the Property, nor to the best of Seller’s knowledge have any actions, suits, proceedings, investigations or claims for additional taxes and assessments been asserted by any taxing authority.

(h)            Seller has not received any written notice alleging that the Property, or any part thereof, is in material violation of any laws, including but not limited to all applicable environmental laws and Americans with Disabilities laws or legal requirements governing or regulating the use and operation thereof or does not comply with any insurance requirements or recorded restrictions, which has not been remedied.

(i)              Seller has not filed any bankruptcy action or petition; no such action or petition has been filed against Seller; and, to Seller’s knowledge, no such action or petition has been threatened against Seller.

(j)              Seller has no employees and all services at the Property are performed by Seller’s property manager.

(k)            All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms or conditions or constitute a default under any instrument or obligation to which Seller is now a party, or by which Seller may be bound or affected, or violate any order writ, injunction or decree of any court in any litigation to which Seller is a party.

(l)              To Seller’s knowledge, Seller has received no written notice of any condemnation proceedings and, to Seller’s knowledge, no condemnation or other eminent domain proceedings are contemplated, with respect to the Property.

(m)          The copies of the limited partnership agreements (and any amendments, modifications or supplements thereto) of Settlers Ridge Owner I and Settlers Ridge Owner II (collectively, the “LP Agreements”) delivered to Purchaser are (i) true and complete, and (ii) in full force and effect.

(n)            Settlers Ridge Seller is not a party to, or subject to the terms of, any agreement pursuant to which any person or entity has a right to acquire an interest in Settlers Ridge Owner.

(o)            Other than personal injury claims which are covered by insurance, Settlers Ridge Owner is not a party to any litigation and, to Seller’s knowledge (i) no litigation has been threatened in writing against Settlers Ridge Owner, and (ii) no events or circumstances have arisen which would be reasonably likely to result in a claim against Settlers Ridge Owner.

(p)            All federal, state and local tax returns required to be filed by Settlers Ridge Owner have been filed, and all federal, state and local taxes owing by it have been paid.

(q)            The statement of working capital of Settlers Ridge Owner dated as of June 30, 2015 delivered to Purchaser fairly presents the financial condition of Settlers Ridge Owner as of the date shown and was prepared in accordance with the income tax basis of accounting and is true and complete. There have been no material adverse changes in the financial condition of Settlers Ridge Owner between the date thereof and the date hereof. Settlers Ridge Owner does not have any material liabilities that are not disclosed on said statement of working capital.

(r)             The Settlers Ridge Ownership Interests are not subject to any lien, pledge or encumbrance.

10.2         For all purposes of this Section 10, the phrases “Seller’s knowledge”, “to the best of Seller’s knowledge” or “knowledge of Seller” or phrases of similar import shall mean or refer only to the current and actual knowledge, as distinguished from implied, imputed and constructive knowledge, of Joshua Lerner and not to the knowledge of any other person or entity. So qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of said individuals or any other officer or employee of Seller.

10.3         All of the representations and warranties of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Close of Escrow, and shall survive the Close of Escrow for a period of one hundred eighty (180) days (the “Property Representations Survival Period”), except as to those representations and warranties of Seller set forth in Section 10.1(m) through Section 10.1(r), which shall survive the Close Escrow until the first anniversary of the date hereof (the “Entity Representations Survival Period”). The aggregate liability of Seller for breach of any representations and warranties of Seller shall not exceed ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and recovery of actual damages up to that amount is Purchaser’s sole and exclusive remedy for any such breach; provided, however, that Purchaser shall have no right to seek damages for a breach of any Seller representation relating to (a) any information, fact or circumstance known by Purchaser prior to Closing, (b) defaults by tenants under any of the Leases, or (c) damages with respect to a matter which is less than FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) except that if damages for any claim or claims that exceeds FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) in the aggregate, Purchaser has the right to collect all damages from dollar one. No claim for a breach of any representation or warranty of Seller will be actionable or payable unless written notice containing a description of the specific nature of such breach will have been given by Purchaser to Seller prior to the expiration of the Property Representations Survival Period or the Entity Representations Survival Period, as applicable, and an action will have been commenced by Purchaser against Seller within the Property Representations Survival Period or the Entity Representations Survival Period, as applicable.

10.4         Seller shall deliver written notice to Purchaser of any fact, matter or circumstance of which Seller has become aware that would make any of Seller’s representations or warranties contained herein untrue or incorrect in any material respect (any such disclosure being referred to as a “Pre-Closing Disclosure”). Notwithstanding the foregoing, if Seller makes any material Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller on or prior to the earlier of (i) the Closing Date, or (ii) the third (3rd) business day after Purchaser receives written notice of such Pre-Closing Disclosure, in which event the Deposit shall be returned to Purchaser, and neither party shall have any further rights or obligations under this Agreement, except those which expressly survive termination of this Agreement. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 10.4, then such representations and warranties shall be deemed modified to conform to the Pre-Closing Disclosure; provided however, that if the fact, matter or circumstance which causes any such representation or warranty to be untrue or incorrect in any material respect results from Seller’s intentional actions not permitted by this Agreement, Purchaser shall have the rights and remedies provided in Section 6.2.

11.            SELLER’S COVENANTS. Seller covenants that from the date of this Agreement until the Closing:

(a)             Except as Purchaser may otherwise consent in writing, until the Closing, Seller shall: (i) carry on the business of the Property in the ordinary course and in a manner consistent with Seller’s prior practices; (ii) maintain the Property in its present condition and repair, ordinary wear and tear and damage by casualty excepted; (iii) maintain the existing insurance policies for the Property (or any replacements thereof) in full force and effect; (iv) not grant to any third party any interest in the Property Interests except pursuant to leases which Seller may enter into after the Effective Date as permitted under this Agreement; and (v) not enter into, or cause to be entered into, any service or other new contract (or renew any existing Service Contracts) that cannot be terminated with thirty (30) days’ notice without liability, including, without limitation, a termination fee or similar payment, on or after the Closing Date.

(b)            Seller shall not, without first obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, (i) make or cause to be made any additions to the Property except (v) in the ordinary course of operating the Property, (w) to comply with Laws, (x) as required for maintenance and repair, (y) required by any of the Leases or the Service Contracts or (z) as required by this Agreement, (ii) voluntarily sell, transfer, encumber or change the status of title of all or any portion of the Property or voluntarily sell transfer or encumber the Property Interests, with the exception of executing and recording an amendment, designation or similar documentation confirming the parties to that certain Declaration of Easements, Covenants and Restrictions dated as of September 18, 2008, as amended to date, relating to the Settlers Ridge Real Property, which amendment, designation or instrument shall, if executed after the Due Diligence Deadline, be subject to the consent of Purchaser, such consent not to be unreasonably withheld, (iii) change or cause to be changed the current zoning of the Real Property in a manner materially adverse to it, or (iv) cancel, amend or modify or cause to be cancelled, amended or modified, in a manner adverse to the Property, any license or permit held by Settlers Ridge Owner or Milford Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing. Seller shall use its commercially reasonable efforts to maintain in existence all required licenses, permits and approvals that are now in existence with respect to the ownership or operation of the Real Property, and are of a continuing nature.

(c)             Except in the ordinary course and in a manner consistent with Seller’s past practices, Seller shall not (i) enter into, or cause to be entered into, any new lease for a retail unit; (ii) enter into, or cause to be entered into, and, renew or extend, or cause to be renewed or extended, any Lease for a retail unit with an existing tenant; (iii) terminate, or cause to be terminated, any Lease except by reason of a default by the tenant thereunder; (iv) grant, or cause to be granted, any monetary concessions to a tenant; (v) apply, or cause to be applied, any security deposit held by Seller in connection with any Lease except in the event of a termination of the applicable Lease; or (vi) enter into any amendment of the Ground Lease, except as consented to by Purchaser in writing.

(d)            On or before the date that is three (3) business days prior to the Closing Date, Seller shall provide to Purchaser a current updated Rent Roll in the same format as that delivered to Purchaser in accordance with this Agreement.

12.            REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

(a)             The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions of, or constitute a default under any instrument or obligation to which Purchaser is bound, or violate any order, writ, injunction or decree of any court in any litigation to which Purchaser is a party.

(b)            Purchaser is a corporation validly existing under the laws of the State of Illinois. All requisite action (corporate, trust, partnership or otherwise) has been taken by Purchaser in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and instruments referenced herein on behalf of Purchaser and the partners, members, officers or trustees of Purchaser, if any, have the legal power, right, and actual authority to bind Purchaser to the terms and conditions hereof and thereof.

(c)             All of the representations and warranties of Purchaser set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Close of Escrow and shall survive the Close of Escrow for a period of one hundred eighty (180) days.

13.            BROKER’S COMMISSION. Purchaser and Seller each represents and warrants to the other that it has not had any dealing with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated hereby, except Jones Lang LaSalle Incorporated (“Broker”). Seller agrees to pay the commission due and payable to Broker pursuant to a separate written agreement between Seller and Broker. Except as set forth herein, Purchaser and Seller each do hereby indemnify, defend and hold the other harmless from and against any costs, expenses or liabilities for compensation, commissions or charges which may be claimed by any other broker, finder or similar party by reason of any actions of the indemnifying party.

14.            NOTICES.

14.1         All notices shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by a nationally recognized overnight courier, or via email, to be followed immediately by one of the other aforementioned methods to the parties as follows:

To Purchaser:

Matthew Tice

The Inland Real Estate Group, Inc.

2500 Legacy Drive, Suite 212

Frisco, Texas 75034

Email: Tice@inlandgroup.com

With a copy to:

Brett Smith

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Telephone: (630) 218-2885

Email: brett.smith@inlandgroup.com

To Seller:

c/o O’Connor Capital Partners

535 Madison Avenue

6th Floor

New York, NY 10022

Attn: Joshua Lerner

Telephone: (212) 308-7700

Facsimile: (212) 546-0810

Email: jlerner@oconnorcp.com

With a copy to:

Wafra Investment Advisory Group, Inc.

345 Park Avenue

41st Floor

New York, NY 10154-0101

Attn: Yvonne M. Compitello

Telephone: (212) 759-3700

Facsimile: (212) 813-9488

Email: y.compitello@wafra.com

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: John L. Opar

Telephone: (212) 848-7697

Facsimile: (646) 848-7697

Email: jopar@shearman.com

To Escrow Holder:

Nancy Castro

Chicago Title Insurance Company

10 N. LaSalle Street, Suite 3100

Chicago, Illinois 60603

Telephone: (312) 223-2709

14.2         Notices shall be considered given as of:

(a)             one (1) business day after deposit with overnight courier to the addressee or to an officer of the addressee, or

(b)            upon hand delivery, or upon sending of facsimile or email (provided, the sending of such email or facsimile shall be followed by one of the other aforementioned methods), if delivered or sent on a business day, or if not, then on the next business day.

Any party may change the address to which such notices shall be given by written notice to the other parties as provided herein.

15.            AMENDMENTS. This Agreement may be amended only by a writing signed by each of the parties hereto.

16.            ATTORNEYS’ FEES; GOVERNING LAW. The prevailing party in any action or proceeding between the parties hereto with respect to this Agreement and the transactions contemplated hereby shall be entitled to have and recover all costs, expenses and reasonable attorneys’ fees incurred in connection therewith, including any such fees and costs incurred upon any appeals. This Agreement shall be interpreted in accordance with the laws of the state or commonwealth in which the Property is located, without regard to conflicts of laws principles.

17.            COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original.

18.            TIME OF ESSENCE. Seller and Purchaser expressly agree that time is of the essence with respect to this Agreement. If the final day of any period or any date of performance or making any election under this Agreement falls on a date which is a weekend or holiday recognized by banks in the State of New York, then the final day of the period or the date of performance or the date for making such election, as applicable, shall be extended to the next day which is not a weekend or holiday recognized by banks in the State of New York.

19.            ASSIGNMENT. Purchaser shall not directly or indirectly sell, assign or transfer all or any part of its interest in and to this Agreement without the prior written consent of Seller except to an affiliate of Purchaser or a real estate investment trust sponsored by an affiliate of Purchaser. No assignment, whether or not permitted, shall release the Purchaser herein named from any obligation or liability under this Agreement. Purchaser and any permitted assignees shall be jointly and severally liable for all such obligations and liabilities. Purchaser shall be solely responsible for any transfer taxes associated with any such transfer.

20.            TAX REPORTING. Escrow Holder, as the party responsible for closing the transaction contemplated hereby within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code.

21.            CONFIDENTIALITY. Purchaser and Seller each hereby agree to keep confidential the fact of the entry into this Agreement and the terms and conditions of this Agreement and any discussions or negotiations in connection therewith, provided that either party may reveal such information regarding the terms and provisions of this Agreement as may be necessary in their reasonable discretion to comply with the provisions of this Agreement (such as disclosure to attorneys, escrow companies, title insurance companies, lenders, investors, surveyors and other professional consultants), or any provision of any law, ordinance or governmental regulation. If the parties do not proceed with the Closing, Purchaser, when requested by Seller, shall immediately destroy (confirmed in writing) the information provided by Seller to Purchaser, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in Purchaser’s or Purchaser’s Representatives’ possession, either furnished by Seller hereunder or prepared by Purchaser or Purchaser’s Representatives; provided, however, in no event shall Purchaser be required to deliver any marketing or economic feasibility studies or any information covered by the attorney-client privilege or which constitutes attorney work product. Such destruction shall not abrogate Purchaser’s continuing obligations under this Agreement. The provisions of this Section 21 shall survive the Closing.

22.            FACSIMILE SIGNATURES. In order to expedite the transaction contemplated herein, faxed or internet transmission of PDF file signatures may be used in place of original signatures on this Agreement. Each of Seller and Purchaser intends to be bound by the signatures on the transmitted document, is aware that the other party will rely on the transmitted signatures, and hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature.

23.            Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

24.            ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

25.            Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

26.            Third-Party Beneficiaries. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto or establish any third-party beneficiary of any of the obligations of the parties set forth herein.

27.            Prohibited Persons. Neither Purchaser nor Seller nor any of their respective constituent partners, members or shareholders have engaged in any dealings or transactions, directly or indirectly, (a) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1996, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (b) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (the “Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Purchaser nor any of its constituent partners, members or shareholders (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets control list of restrictions and prohibited persons, or (ii) are a person described in Section 1 of The Anti-Terrorism Order, and to Purchaser’s knowledge and Seller’s knowledge, as applicable, neither Purchaser nor Seller nor any of their respective affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. The provisions of this Section 27 shall survive the Closing or earlier termination of this Agreement.

28.            HOLDBACK AGREEMENT.

28.1         At or prior to the Closing, Purchaser, Seller and Escrow Agent shall enter into a Holdback Escrow Agreement in a form to be agreed among the parties thereto, acting reasonably, prior to the Due Diligence Deadline (the “Holdback Escrow Agreement”), pursuant to which Seller shall cause to be retained in an interest-bearing escrow account with Escrow Agent, out of the proceeds from the Purchase Price to be paid by Purchaser at the Closing, an amount equal to ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) to be held until the expiration of the Entity Representations Survival Period to secure Seller’s obligations under (i) Section 10.3 with respect to the representations under Section 10.1(a) – (l) during the Property Representations Survival Period, (ii) Section 10.3 with respect to the representations under Section 10.1(m) – (r) during the Entity Representations Survival Period, and (iii) Section 7.2 during the Entity Representations Survival Period (the “Holdback”). The Holdback shall be held and disbursed in accordance with this Agreement and the Holdback Escrow Agreement. The provisions of this Section 28 shall survive the Closing until final disposition of all of the Holdback.

28.2         The Holdback shall be available to pay or reimburse Purchaser for, and Purchaser shall be entitled to withdraw from the escrow of the Holdback, amounts equal to any losses, damages, costs, and expenses incurred by Purchaser as a result of the breach of any representation or warranty made by Seller pursuant to Section 10.1 of this Agreement, subject to the provisions of Section 10.3, the failure of Seller to fulfill its obligations under Section 7.2, or pursuant to the explicit terms of certain of the agreements executed at Closing, the form of which are attached hereto as Exhibit D-2 and E.

28.3         Each of Seller and Purchaser, respectively, will pay all of its legal and other costs relating to the distribution of the Holdback, except in the case of a dispute, in which event the prevailing party shall be entitled to reimbursement from the other party for such reasonable legal and other costs in accordance with Section 16 of this Agreement.

[Remainder of page intentionally left blank; signature page next page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the Effective Date set forth above.

SELLER:

CBL/SETTLERS RIDGE GP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE (GP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

CBL/SETTLERS RIDGE LP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE (LP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

SETTLERS RIDGE MANAGEMENT GP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE II (GP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

SETTLERS RIDGE MANAGEMENT LP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE II (LP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

	By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

		By:	/s/ William Q. O’Connor
		Name:	William Q. O’Connor
		Title:	President

PURCHASER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Matthew Tice
Name:	Matthew Tice
Title:	Vice President

CONSENT OF ESCROW HOLDER

The undersigned Escrow Holder agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under the Agreement for the fees therein specified, and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; provided, however, that the undersigned will have no obligations, liability or responsibility under (i) this consent or otherwise, unless and until the Agreement, fully signed by the parties and has been delivered to the undersigned, or (ii) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.

Date:      8/21/15

CHICAGO TITLE INSURANCE COMPANY

By:        /s/ Nancy R. Castro
      Name:    Nancy R. Castro
      Title:      VP

EXHIBIT A-1

LEGAL DESCRIPTION OF THE SETTLERS RIDGE I REAL PROPERTY

First Described:

All those certain lots or pieces of ground situate in the Township of Robinson, County of Allegheny and Commonwealth of Pennsylvania, being Parcels B and D in the Robinson Park Associates Consolidation Plan, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 257, page 66; also Parcel 1 in the Settlers Ridge Subdivision Plan No. 1, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 263, page 78; and also Lots 2, 3, 5, 6, 7 and 8 on the Settlers Ridge Subdivision Plan No. 2, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 264, page 112.

Being designated as the following tax parcels:

Parcel B Block 334-H, Lot 190

Parcel D Block 265-J, Lot 10

Parcel 1 Block 334-H, Lot 100

Lot 2 Block 265-E, Lot 50

Lot 3 Block 265-K, Lot 60

Lot 5 Block 265-E, Lot 100

Lot 6 Block 265-E, Lot 125

Lot 7 Block 334-H, Lot 60

Lot 8 Block 334-H, Lot 80

Being part of the same property which was conveyed by Robinson Park Associates to Settlers Ridge, L.P. by deed dated August 15, 2007 and recorded in Deed Book Volume 13350, page 140.

Second Described:

Together with those non-exclusive easements benefitting the Land as set forth in that certain Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management L.P., dated December 10, 2010 and recorded in Deed Book Volume 14454, page 389 (which provides for, inter alia, easements and a private charge or assessment); as amended by First Amendment to Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management L.P., dated June 11, 2012 and recorded in Deed Book Volume 14943, page 228.

Exh. A-1 - 1

EXHIBIT A-2

LEGAL DESCRIPTION OF THE SETTLERS RIDGE II REAL PROPERTY

First Described:

All those certain lots or pieces of ground situate in the Township of Robinson, County of Allegheny and Commonwealth of Pennsylvania, being Lot 1 and Lot 4 on the Settlers Ridge Subdivision Plan No. 2, as recorded in the Department of Real Estate of Allegheny County, Pennsylvania, in Plan Book Volume 264, page 112.

Being designated as the following tax parcels:

Lot 1 Block 265-E, Lot 1

Lot 4 Block 265-J, Lot 25

Being the same property that was conveyed by Settlers Ridge, L.P. to Settlers Ridge Management, L.P. by deed dated December 10, 2010 and recorded in Deed Book Volume 14454, page 366.

Second Described:

Together with those non-exclusive easements benefitting the Land as set forth in that certain Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management, L.P., dated December 10, 2010 and recorded in Deed Book Volume 14454, page 389 (which provides for, inter alia, easements and a private charge or assessment); as amended by First Amendment to Reciprocal Easement, Covenant and Restriction Agreement between Settlers Ridge L.P. and Settlers Ridge Management, L.P., dated June 11, 2012 and recorded in Deed Book Volume 14943, page 228.

Third Described:

Together with the easement rights as set forth in Easement Agreement between Chief Commercial Construction, L.P. and Settlers Ridge, L.P., dated May 9, 2007 and recorded in Deed Book Volume 13560, page 334; as assigned by Assignment and Assumption of Agreements from Settlers Ridge, L.P. to Settlers Ridge Management, L.P., dated December 15, 2010, effective as of December 17, 2010 and recorded in Deed Book Volume 14473, page 513.

Exh. A-2 - 1

EXHIBIT A-3

LEGAL DESCRIPTION OF THE MILFORD REAL PROPERTY

#1650 Boston Post Road:

A certain piece or parcel of land in the City of Milford, County of New Haven and State of Connecticut and depicted as Parcel ‘A’ on a certain map entitled “ALTA/ACSM Land Title Survey, ‘Urban’ Survey for #1620-1634 and #1650 Boston Post Road, Milford, Connecticut, 06460...March 9, 2006...by Westcott and Mapes, Inc., New Haven, CT.”, which map is on file with the Milford Town Clerk as Map #AB3102-3.

Said parcel of land being more particularly bounded and described as follows:

Beginning at a point on the northerly highway line of the Boston Post Road (a/k/a U.S. Route 1), so called, which point lies on the easterly boundary of land owned now or formerly by 1620-34 Boston Post Road, LLC and which point is labeled “Point of Beginning B” on the above referenced map.

Thence proceeding in a northwesterly direction along said easterly boundary of land owned now or formerly by said 1620-34 Boston Post Road, LLC along a line having a bearing of N 33° 59’ 42” W for a distance of 263.00 feet to a point which marks the most northeasterly corner of land now or formerly of said 1620-34 Boston Post Road, LLC;

Thence proceeding in a southwesterly direction along the northerly boundary of land owned now or formerly by said 1620-34 Boston Post Road, LLC along a line having a bearing of S 56° 00’ 18” W for a distance of 600.00 feet to a point which marks the most northwesterly corner of land owned now or formerly by Santorio, Giulia and which point also marks the most northeasterly corner of land owned now or formerly by Milford Post Associates, LLC;

Thence continuing in a southwesterly direction along the northerly boundary of said Milford Post Associates, LLC along a line having a bearing of S 56° 03’ 33” W for a distance of 85.29 feet to a point on the easterly street line of Woodruff Road, so called, all as depicted on the above referenced map;

Thence proceeding in a northwesterly direction along said easterly street line of Woodruff Road along a line having a bearing of N 10° 26’ 12” W for a distance of 366.48 feet to the most northwesterly corner of the herein described parcel which point also marks the most southwesterly corner of land owned now or formerly of Duane J. Bottino, all as depicted on the above referenced map;

Exh. A-3 - 1

Thence proceeding in a northeasterly direction along the northerly boundary of the herein described parcel of land along the southerly boundary of property owned now or formerly by said Duane J. Bottino in part, thence along land owned now or formerly by John R. & Irene Horvack & Successors in part, thence along land owned now or formerly by Angelo Nunno in part, thence along the southerly boundary of land owned now or formerly by Helen F. Ucci in part and along the southerly boundary of land owned now or formerly of Andreanne & Contaxes D. Johnson in part, all along a line having a bearing of N 56° 09’ 03” E for a distance of 705.44 feet to a point;

Thence continuing in a northeasterly direction along the northerly boundary of the herein described parcel of land along the southerly boundary of property owned now or formerly by said Andreanne & Contaxes D. Johnson in part, thence along land owned now or formerly by Barbara Clemente, Est. in part, thence along land owned now or formerly by Jacob & Virginia Maurath & survivors in part, thence along the southerly boundary of land owned now or formerly by Paul S. & Cynthia E. Cooper, in part, thence along the southerly boundary of land owned now or formerly by Ludwik & Danuta Wagner in part, thence along the southerly boundary of land owned now or formerly by Frank & Laurie L. Tomaszek and along the southerly boundary of land owned now or formerly by Alfred J. & Patricia A. Winzer in part all along a line having a bearing of N 56° 36’ 03” E for a distance of 523.22 feet to a point which marks the most northeasterly corner of the herein described parcel;

Thence proceeding in a southwesterly direction along the northwesterly boundary of land owned now or formerly of Szkotnicki Family Limited Partnership along a line having a bearing of S 15° 02’ 33” W for a distance of 264.25 feet to a point;

Thence proceeding in a southeasterly direction along the westerly boundary of land owned now or formerly by said Szkotnicki Family Limited Partnership along a line having a bearing of S 39° 29’ 47” E for a distance of 425.14 feet to a point on the northerly highway line of the Boston Post Road which point is marked by an iron pin and which point marks the most southeasterly corner of the herein described parcel;

Thence proceeding in a southwesterly direction along the northerly highway line of said Boston Post Road along the following bearings and distances in order: S 56° 55’ 18” W, 216.36 feet, thence S 56°27’18” W, 150.00 feet, thence S 56°00’18” W for a distance of 164.70 feet to the point and place of beginning.

#1620 Boston Post Road:

A certain piece or parcel of land known as #1620-1634 Boston Post Road in the City of Milford, Connecticut and depicted on a certain map entitled, “ALTA/ACSM Land Title Survey, ‘Urban’ Survey for #1620-1634 and #1650 Boston Post Road, Milford, Connecticut, 06460... March 9, 2006... by Westcott and Mapes, Inc., New Haven, Ct.”, which map is filed with the Milford Town Clerk as Map #AB3102-3.

Exh. A-3 - 2

Said parcel of land being more particularly bounded and described as follows:

Beginning at a point on the northerly highway line of the Boston Post Road (a.k.a. U.S. Route 1) so called, which point lies on the easterly boundary of land owned now or formerly by Santorio, Giulia and which point is labeled “Point of Beginning A” on the above referenced map.

Thence proceeding in a northwesterly direction along said easterly boundary of land owned now or formerly by said Santorio, Giulia along a line having a bearing of N 33°59’42” W for a distance of 257.00 feet to a point which marks the most northeasterly corner of land now or formerly of said Santorio, Giulia and which point marks the most northwesterly corner of the herein described parcel of land.

Thence proceeding in a northeasterly direction along the southerly boundary of land owned now or formerly by The B.L.R. Realty Company along a line having a bearing of N 56°00’18” E for a distance of 500.00 feet to the most northeasterly corner of the herein described parcel.

Thence proceeding in a southeasterly direction along a westerly boundary of land owned now or formerly of said The B.L.R. Realty Company along a line having a bearing of S 33°59’42” E for a distance of 262.00 feet to a point on the northerly highway line of the Boston Post Road, which point marks the most southeasterly corner of the herein described parcel of land.

Thence proceeding in a southwesterly direction along the northerly highway line of said Boston Post Road along a line having a bearing of S 56°34’41” W for a distance of 500.02 feet to the point and place of beginning.

Exh. A-3 - 3

EXHIBIT B-1

SETTLERS RIDGE PERSONAL PROPERTY

•	2010 Ford Ranger truck
•	8 foot plastic folding table
•	6 foot plastic table
•	4 plastic folding chairs
•	1 office desk and chair
•	copy/fax/scanner
•	office phone
•	4 drawer filing cabinet
•	3 2-drawer filing cabinets
•	refrigerator
•	tent
•	power washer with 50’ high pressure hose
•	2 gasoline cans
•	1 kerosene can
•	1 small can and funnel
•	blower/vacuum
•	litter vacuum
•	2 chains with locks
•	1 8 foot ladder
•	1 12 foot ladder
•	1 16 foot ladder
•	1 28 foot extension ladder
•	1 mop, squeegee and bucket
•	3 kick pans
•	2 brooms
•	1 push broom
•	1 hand grabber
•	1 push mini-dumpster
•	stock of chemicals and bags
•	stock of bulbs and ballasts
•	1 first aid kit located in truck
•	1 steel 6’ tool cabinet
•	1 large plastic tool box with assorted tools
•	1 battery drill
•	1 socket set
•	1 100 foot electric extension cord
•	1 fire extinguisher in truck
•	1 fax machine
•	1 label gun
Exh. B-1 - 1

EXHIBIT B-2

MILFORD PERSONAL PROPERTY

•	1 round table
•	1 rectangular table
•	1 aluminum ladder
•	1 red gas can
•	1 garden hose, approximately 25 ft.
•	1 power wash machine
•	4 overhead light fixtures
•	1 step ladder
•	4 black sidewalk pillars
•	1 “Do Not Enter” sign
•	1 large orange safety cone
•	1 broom and pan
Exh. B-2 - 1

EXHIBIT D-1

FORM OF ASSIGNMENT OF PARTNERSHIP INTEREST

THIS ASSIGNMENT OF PARTNERSHIP INTEREST (this “Assignment”) dated as of the ___ day of __________, 2015, by and between _______________________________ (“Assignor”) and ______________________ (“Assignee”).

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) dated _____________, 2015, for the sale and purchase of certain “Ownership Interests” (as more particularly described in Exhibit A attached here).

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor’s right, title and interest in and to the Ownership Interests as hereinafter provided; and

WHEREAS, Assignee desires to accept the assignment and assume the duties and obligations of Assignor with respect to the Ownership Interests.

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1.               Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Assignor’s right, title and interest, in and to, all of its right, title and interest in and to the Ownership Interests. Assignor hereby agrees that such assignment is and shall be irrevocable, unconditional and shall survive and shall not be affected by the subsequent dissolution, bankruptcy or insolvency of Assignor.

2.               Assignee hereby accepts the foregoing assignment of the Ownership Interests and hereby assumes all duties and obligations of Assignor with respect to the Ownership Interests, to the extent such duties and obligations arise or accrue from and after the date of this Assignment. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue after the date of this Assignment, in connection with the Ownership Interests. “Claims” means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including, without limitations, reasonable attorneys’ fees, whether suit is instituted or not).

Exh. D-1 - 1

3.               This Assignment is made without any express or implied warranty of any kind, expect as explicitly set forth in the Agreement.

4.               This Assignment shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and their respective successors and assigns, and (b) construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of choice of law principles.

5.               This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

Exh. D-1 - 2

IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

ASSIGNOR:

a Pennsylvania limited liability company

By:
Name:
Title:

ASSIGNEE:

a

By:
Name:
Title:

Exh D-1 - 3

Exhibit A

OWNERSHIP INTERESTS

Exh. D-1 - 4

EXHIBIT D-2

FORM OF GROUND LEASE ASSIGNMENT AGREEMENT

THIS GROUND LEASE ASSIGNMENT AGREEMENT (this “Assignment”) dated as of the ___ day of __________, 2015, by and between O’CONNOR/REALVEST MILFORD LLC (“Assignor”) and ______________________ (“Assignee”).

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) dated _____________, 2015, for the sale and purchase of Assignor’s interests under that certain Ground Lease dated May 31, 2006, by and between B.L.R. Realty Company, a Connecticut corporation, and 1620-34 Boston Post Road, LLC, a Connecticut limited liability company, as lessor, and Milford Marketplace, LLC, as lessee, as predecessor in interest to Assignor, as amended by that certain Notice of Lease dated May 31, 2006; First Amendment dated October 1, 2006, Amended Notice of Lease dated March 16, 2010, and Letter Agreement dated April 21, 2010 (collectively, the “Ground Lease”).

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor’s right, title and interest in and to the Ground Lease as hereinafter provided; and

WHEREAS, Assignee desires to accept the assignment and assume the duties and obligations of Assignor with respect to the Ground Lease.

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1.               In Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Assignor’s right, title and interest, in and to, all of its right, title and interest in and to the Ground Lease. Assignor hereby agrees that such assignment is and shall be irrevocable, unconditional and shall survive and shall not be affected by the subsequent dissolution, bankruptcy or insolvency of Assignor. During the Property Representations Survival Period (as such term is defined in the Agreement), Assignor shall defend, indemnify and hold harmless Assignee from and against any and all Claims for personal injury which are covered by Assignor’s insurance resulting from events occuring during Assignor’s period of ownership of the Property and Claims asserted against or incurred by Assignee as a result of any breach by Assignor under the Ground Lease prior to the date hereof; provided, however, that Assignor’s liability under this defense, indemnity and hold harmless agreement shall be limited to the amount of, and recoverable only out of, the Holdback. “Claims” means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including, without limitations, reasonable attorneys’ fees, whether suit is instituted or not).

Exh. D-2 - 1

2.               Assignee hereby accepts the foregoing assignment of the Ground Lease and hereby assumes all duties and obligations of Assignor with respect to the Ground Lease, to the extent such duties and obligations arise or accrue from and after the date of this Assignment. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue after the date of this Assignment, in connection with the Ground Lease.

3.               This Assignment is made without any express or implied warranty of any kind, expect as explicitly set forth in the Agreement.

4.               This Assignment shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and their respective successors and assigns, and (b) construed in accordance with the laws of the State of Connecticut, without regard to the application of choice of law principles.

5.               This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

Exh. D-2 - 2

IN WITNESS WHEREOF, this Assignment Agreement has been signed, sealed and delivered by the parties as of the date first above written.

ASSIGNOR: O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:
Name:
Title

ASSIGNEE:
a

By:

Exh. D-2 - 3

EXHIBIT E

FORM OF MILFORD ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of the ___ day of __________, 2015, by and between _____________________________________ (“Assignor”) and ______________________ (“Assignee”).

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) dated _____________, 2015, for the sale and purchase of certain “Property” consisting of, among other property, “Real Property” (as more particularly described in Exhibit A attached hereto), “Personal Property”, “Leases”, “Service Contracts” and “Intangible Rights” (as more particularly described in this Assignment), as said terms are defined in the Agreement;

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor’s right, title and interest in and to the Intangible Rights, Leases and Service Contracts as hereinafter provided; and

WHEREAS, Assignee desires to assume the duties and obligations of Assignor with respect to the Leases and Service Contracts.

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1.               Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Assignor’s right, title and interest, in and to:

(a)             all intangible rights relating to the operation, management, maintenance, repair, development and use of the Real Property and/or Personal Property, including, without limitation, all as-built drawings, plans and specifications, licenses, permits, certificates of occupancy, authorizations, approvals, warranties, guaranties, surveys, inspection reports, development rights, entitlements and telephone numbers, in connection with the operation, use, occupancy, possession and operation of the Real Property (the “Intangible Rights”);

(b)            any and all leases, licenses and occupancy agreements affecting the Real Property, together with all prepaid rents, security and other refundable deposits, as more particularly described in Exhibit B attached hereto (the “Leases”); and

Exh. E - 1

(c)             any and all service, operating, maintenance, supply, laundry, cable television, telephone, and other contracts listed in Exhibit C attached hereto (the “Service Contracts”).

2.               Assignee hereby accepts the foregoing assignment of the Intangible Rights, Leases and Service Contracts and hereby assumes all duties and obligations of Assignor under the Leases and Service Contracts, to the extent such duties and obligations arise or accrue from and after the date of this Assignment. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue after the date of this Assignment, in connection with the Intangible Rights, Leases and Service Contracts. “Claims” means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including, without limitations, reasonable attorneys’ fees, whether suit is instituted or not).

3.               During the Property Representations Survival Period (as such term is defined in the Agreement), Assignor shall defend, indemnify and hold harmless Assignee from and against any and all Claims for personal injury which are covered by Assignor’s insurance resulting from events occuring during the period of ownership by Settlers Seller (as defined in the Agreement) and Claims asserted against or incurred by Assignee as a result of any breach by Assignor under the Ground Lease prior to the date hereof; provided, however, that Assignor’s liability under this defense, indemnity and hold harmless agreement shall be limited to the amount of, and recoverable only out of, the Holdback.

4.               This Assignment is made without any express or implied warranty of any kind, expect as explicitly set forth in the Agreement.

5.               This Assignment shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and their respective successors and assigns, and (b) construed in accordance with the laws of the State of Connecticut, without regard to the application of choice of law principles.

6.               This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

Exh. E - 2

IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

ASSIGNOR: O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:
Name:
Title

ASSIGNEE:
a

By:
Name: Title:

Exh. E - 3

Exhibit A

LEGAL DESCRIPTION

Exh. E - 4

Exhibit B

LIST OF LEASES

Exh. E - 5

Exhibit C

LIST OF SERVICE CONTRACTS

Exh. E - 6

EXHIBIT F

FORM OF MILFORD BILL OF SALE

O’CONNOR/REALVEST MILFORD LLC (“Assignor”), in accordance with the Purchase and Sale Agreement and Escrow Instructions dated _______________, 2015 (the “Agreement”), and in consideration of the sum of Ten Dollars ($10.00) (the sufficiency and receipt of which are hereby acknowledged), does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver unto __________________ (“Assignee”), all of Assignor’s right, title and interest in and to the personal property located on and used in connection with the management, operation, maintenance, repair and use of the Real Property (as defined in the Agreement), including, without limitation, any and all appliances, equipment, machinery, furniture, furnishings, signs, promotional materials, leasing materials, computers, computer software, carts, supplies, inventory, and including, without limitation, the personal property described in Exhibit A attached hereto (collectively, the “Personal Property”).

TO HAVE AND TO HOLD, the Personal Property unto Assignee and its assigns forever. It is understood and agreed that Assignor disclaims all warranties or representations of any kind or character, express or implied, with respect to the Personal Property. By acceptance of this Bill of Sale, Assignee acknowledges and agrees that Assignor conveys to Assignee and Assignee accepts the Personal Property “as is, where is”, with all faults, and there are no oral agreements, or express or implied warranties of any kind whatsoever.

[remainder of page intentionally left blank]
[next page signature page]

Exh. F - 1

IN WITNESS WHEREOF, Assignor has signed, sealed, and delivered this Bill of Sale as of the ___ day of ____________, 2015.

ASSIGNOR: O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:
Name:
Title

Exh. F - 2

Exhibit A

PERSONAL PROPERTY

Exh. F - 3

Exhibit G-1

FORM OF TENANT ESTOPPEL CERTIFICATE

To:

Inland Real Estate Acquisitions, Inc. (“Purchaser”)

its lender, and their respective successors and assigns

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Sharon Anderson-Cox

Re:	Lease Agreement dated ___________ and amended ______________ (“Lease”), between _______________________________________, as “Landlord”, and _______________________________________, as “Tenant”, for leased premises known as _______________________________________ (the “Premises”) of the property commonly known as _______________________________________ (the “Property”).

1.	Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof

	a.	Dates of all amendments, letter agreements, modifications and waivers related to the Lease

	b.	Commencement Date

	c.	Expiration Date

	d.	Current Annual Base Rent

			Adjustment Date	Rental Amount

	e.	Fixed or CPI Rent Increases

	f.	Square Footage of Premises

	g.	Security Deposit Paid to Landlord

	h.	Renewal Options	Additional Terms for years at $ per year

	i.	Termination Options	Termination Date Fees Payable

Exh. G-1 - 1

2. Tenant further certifies to Purchaser that:

a.	the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
b.	the Lease has not been assigned and the Premises have not been sublet by Tenant;
c.	Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
d.	Tenant is open for business or is operating its business at the Premises;
e.	no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
f.	Landlord has no obligation to segregate the security deposit or to pay interest thereon;
g.	Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;
h.	Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
i.	Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
j.	Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;
k.	Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
l.	Tenant has not received any notice of a prior sale or transfer of the Premises or the Lease;
m.	Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws; and
n.	Rent has been paid through ______ __, 2015.

Exh. G-1 - 2

3.	This certification is made with the knowledge that Purchaser is about to acquire ownership of the Property, directly or indirectly. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Purchaser or its successors and assigns. In the event that a lender succeeds to landlord’s interest under the Lease, Tenant agrees to attorn to the lender at lender’s request, so long as the lender agrees that unless Tenant is in default under the Lease, the lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

Exh. G-1 - 3

[TENANT]

By:
Name:
Title:

Exh. G-1 - 4

Exhibit G-2

FORM OF SELLER ESTOPPEL CERTIFICATE

To:	Inland Real Estate Acquisitions, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Sharon Anderson-Cox

This Seller’s Estoppel Certificate (this “Certificate”) is executed and delivered as of the ___ day of ___________, 2015 pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of the ______ day of __________________, 2015, by and between Settlers Ridge, L.P., a Pennsylvania limited partnership and Settlers Ridge Management, L.P., a Pennsylvania limited partnership, as sellers, and _______________________________, a ____________________, as purchaser (the “Sales Contract”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sales Contact.

In connection with the sale of the Property, _____________ hereby certifies to Purchaser the following with respect to that certain Lease by and between ________________________, as landlord (“Landlord”), and _____________________________, as tenant (“Tenant”) dated as of ___________________________ (as amended, the “Lease”), and demising certain space within the shopping center commonly known as Settlers Ridge Shopping Center (the “Premises”):

1.               The Lease, as attached hereto as Exhibit A, has not been modified, altered, amended, supplemented, extended, assigned or sublet, except as follows: __________________________________. [Failure to complete the previous description shall confirm Landlord’s representation that there are no such modifications.]

2.               The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.

3.               There is no (i) unexpired rental concession, abatement or unpaid allowance or reimbursement under the Lease except as follows: _________________________________________, or (ii) outstanding work required to be performed by Landlord for Tenant’s occupancy except as follows: __________________________________. [Failure to complete either of the previous descriptions shall confirm Landlord’s representation that there are no such items.]

Exh. G-2 - 1

4.               The annual [Base Rent] (as such term is defined in the Lease) under the Lease for the current calendar year is $___________, and the estimated annual Additional Rent (as such term is defined in the Lease) is $__________. As of the date hereof, Tenant is current on all [Base Rent], Additional Rental and other sums due and payable under the Lease, including, but not limited to, common area maintenance charges and tax contributions, if any. No rents, additional rents or other sums due and payable under the Lease have been paid for more than one month in advance of the due dates thereof. The date through which [Base Rent], Additional Rent and additional charges under the Lease have been paid is ______________________. [Failure to complete the previous description shall confirm Landlord’s representation that such charges have been paid through the last day of the month in which this Certificate is delivered.]

5.               The amount of the security deposit delivered by Tenant under the Lease is $______________________ and said security deposit is in the form of [cash/letter of credit].

6.               Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default. To Landlord’s knowledge, Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

7.               To Landlord’s knowledge, there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof.

8.               As of the date of this Certificate, to Landlord’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.

9.               To Landlord’s knowledge, Tenant has not assigned, transferred or otherwise encumbered its interest under the Lease, or subleased any portion of the Premises, except as follows: __________________________________________________________________________.

10.            Tenant has no right or option to purchase the Property or to lease additional or different space in the Property except as set forth in the Lease.

Exh. G-2 - 2

11.            Landlord agrees that, in connection with a sale of [Landlord’s interests in the Property/Landlord’s owners’ interests in Landlord], this Certificate may be relied upon by ________________________ (the “Purchaser”), its lender, and their respective successors and assigns until the earlier to occur of: (A) the date Purchaser receives a completed Tenant Estoppel signed by Tenant, and (B) the date on which the Lease terminates; and (C) the date that is one hundred eighty (180) days after the Close of Escrow under the Sales Contract.

12.            The signatory hereto certifies that he/she has full authority to execute this Certificate on behalf of Landlord and such statements shall be binding upon Landlord.

[THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

Exh. G-2 - 3

IN WITNESS WHEREOF, the undersigned has signed and delivered this Certificate as of the _____ day of ______________, 2015.

a

By:
Name:
Title:

Exh. G-2 - 4

EXHIBIT A

LEASE

 Exh. G-2 - 5

Exhibit G-3

FORM OF GROUND LESSOR ESTOPPEL CERTIFICATE

TO:	The Inland Real Estate Acquisitions, Inc.
2500 Legacy Drive, Suite 212
Frisco, Texas 75034

RE:	Lease: Lease dated as of May 31, 2006, a Notice of which, also dated as of May 31, 2006, was recorded June 29, 2006, in Town of Milford Land Records, in Volume 3094 at Page 478, as amended by First Amendment to Lease dated as of October 1, 2006, and Amended Notice of Lease dated March 16, 2010, recorded March 25, 2010, in the town of Milford land records in Volume 3346 at page 401 (together, “Lease”)
Lessor:	The B.L.R. Realty Company, a Connecticut corporation (“B.L.R.”), and 1620-34 Boston Post Road, LLC (“1620”), a Connecticut limited liability company (B.L.R. and 1620, collectively “Lessor”)
Lessee:	O’Connor/Realvest Milford LLC, a Delaware limited liability company (“Lessee”)
Premises:	The real property legally described in Exhibit A attached hereto and hereby made a part hereof (“Premises”), which consists of Lease Parcel A and Lease Parcel B as therein-described and as described in the Lease.

The undersigned Lessor certifies to the addressee that B.L.R. is the owner and holder of the entire fee simple title in and to Lease Parcel A, that 1620 is the owner and holder of the entire fee simple title in and to Lease Parcel B and that Lessor is the owner and holder of all of the Landlord’s right, title and interest in, to and under the Lease, none of which has been transferred, assigned or hypothecated. Lessor certifies, represents, warrants and confirms, that, as of the date hereof:

1. The Lease is unmodified and is in full force and effect, without any additions, deletions, amendments, changes or other modifications, and has not been revoked, terminated, or superseded, and a true, correct, and complete copy of the Lease, together with all exhibits, schedules and other attachments thereto, is attached hereto as Exhibit B and is hereby made a part hereof.

Exh. G-3 - 1

2. The Rent payable under and pursuant to Section 2.1 of the Lease has been paid in full through                                    , 2015; and all other sums now actually due and payable by Lessee under the Lease have been paid in full as of the date hereof.

3. To the actual knowledge of Lessor, no default (as that term is defined in the Lease) by Lessor has occurred under the Lease, which has not been fully cured; Lessor has not given Lessee notice of any event or occurrence that, with the giving of notice or the passage of time, or both, would constitute a default thereunder, and which has not been fully cured; and, to the actual knowledge of Lessor, Lessee is not in default in the performance of any covenant, agreement, obligation or condition contained in the Lease, and no default by Lessee exists thereunder.

4. The Lease contains the entire agreement by and between Lessor and Lessee with respect to the Premises, other than miscellaneous subordination, nondisturbance and attornment agreements related to Lessee’s tenants.

5. Lessor has received evidence of insurance.

6. Lessor understands that this certificate is required in connection with a sale of Lessee’s owners’ interest in Lessee, and can be relied on by ________________________ or its successors and assigns (the “Purchaser”), any lender (senior or mezzanine) to the Purchaser or its successors and assigns, or any title insurance company insuring the lien of mortgage in favor of the same, as their respective interests may appear.

7. The persons signing this Certificate and Agreement on behalf of Lessor are authorized to execute the same, and this Certificate and Agreement is binding on Lessor.

All capitalized terms used herein, and not otherwise defined herein, shall have the meanings set forth in the Lease.

[Signature page follows.]

Exh. G-3 - 2

IN WITNESS WHEREOF, Lessor has caused these presents to be executed in accordance with Section 29.9 of the Lease as of the               day of                           , 2015.

THE B.L.R. REALTY COMPANY, a
Connecticut corporation

By:
Name:
Its:

1620-34 BOSTON POST ROAD, LLC, a
Connecticut limited liability company

By:
Name:
Its:

Exh. G-3 - 3

EXHIBIT A

The parcels of land situated in the City of Milford, County of New Haven and State of Connecticut shown and described as “Lease Parcel A – #1650 Boston Post Road” and “Lease Parcel B – #1634 Boston Post Road” on the plan entitled “ALTA/ACSM LAND TITLE SURVEY (URBAN SURVEY) FOR #1620-1634 AND #1650 BOSTON POST ROAD, MILFORD, CT 06460”, Dated 3/9/06, Revised through 6/2/06, prepared by Westcott and Mapes, Inc., which plan was recorded in the City of Milford Land Records, but excluding the area running along the boundary line with the adjoining 1620 Boston Post Road parcel containing the seven (7) parking spaces and related pull-in and pull-out areas to be added to, and become a part of, the said 1620 Boston Post Road parcel as shown on that certain drawing entitled “Ethan Allen Home Interiors, Store Planning Services, Ethan Allen Drive, Danbury, Connecticut 06811, Site Plan, Milford, CT, File Name: MICTSITEPLAN6, Dated 12-10-04, Revised to 1-5-05, Dwg. No. SP-2.”

Exh. G-3 - 4

EXHIBIT B

LEASE

[See attached pages.]

Exh. G-3 - 5

EXHIBIT H-1

FORM OF NOTICE TO TENANTS (SETTLERS RIDGE)

[DATE]

All Tenants of Settlers Ridge Shopping Center:

Please be advised that on the date hereof the entities that own Settlers Ridge Shopping Center have been sold to ________________________.

All future rental payments, including payments for any and all statements on hand, should be made payable to _____________ and delivered or mailed to the on-site office at:

If you have any questions, please contact the Manager.

By:
Name:
Title:

Exh. H-1 - 1

EXHIBIT H-2

FORM OF NOTICE TO TENANTS (MILFORD)

[DATE]

All Tenants of Milford Marketplace:

Please be advised that on the date hereof the Milford Marketplace has been sold by O’CONNOR/REALVEST MILFORD LLC (“Seller”) to ________________________ (“Purchaser”).

Purchaser has assumed Seller’s obligations under your lease, including any obligation Seller may have to return the security deposit held by Seller to you in accordance with the provisions of your lease.

All future rental payments, including payments for any and all statements on hand, should be made payable to _____________ and delivered or mailed to the on-site office at:

If you have any questions, please contact the Manager.

By:
Name:
Title:

Exh. H-2 - 1

EXHIBIT I

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _____________________________ (the “Seller), the undersigned hereby certifies the following on behalf of the Seller:

1.	The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.	Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.	The Seller’s U.S. employer identification number is ________________[1]; and
4.	The Seller’s office address is: ________________________.

The Seller and the undersigned understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Dated as of: _____________________

By:
Name:
Title:

[1] Applicable ID to be inserted: CBL/Settlers Ridge GP, LLC: 45-3078695; CBL/Settlers Ridge LP, LLC: 45-3078746; Settlers Ridge Management GP, LLC: 45-4712238; Settlers Ridge Management LP, LLC: 90-0803265; or O’Connor/Realvest Milford, LLC: 45-3078261.

Exh. I - 1

EXHIBIT J-1

FORM OF TITLE AFFIDAVIT (SETTLERS RIDGE)

dated as of ____/_____/15

Re: Seller:

CBL/SETTLERS RIDGE GP, LLC (as to the Settlers Ridge I Premises, as defined below)

CBL/SETTLERS RIDGE LP, LLC (as to the Settlers Ridge I Premises, as defined below)

SETTLERS RIDGE MANAGEMENT GP, LLC (as to the Settlers Ridge II Premises, as defined below)

SETTLERS RIDGE MANAGEMENT LP, LLC (as to the Settlers Ridge II Premises, as defined below)

Purchaser:

Title Insurer: Chicago Title Insurance Company

CTIC Master #: 15002464

Commitment #: 150528PIT, and 150529PIT

Premises, each as legally described in respective Commitment:

Settlers Ridge I

Cambells Run Road

Robinson, PA

(the “Settlers Ridge I Premises”)

Settlers Ridge II

200 Settlers Ridge Center Drive

Robinson, PA

(the “Settlers Ridge II Premises” and together with the Settlers Ridge I Premises, the “Premises”)

Certifications:

The undersigned, as the owners of all general partnership and limited partnership interests in the owners of the Settlers Ridge Premises, hereby certifies the following to Title Insurer (as to its respective estate and/or interest in the Premises) to its knowledge:

Mechanics Liens:

All labor, services or materials rendered or furnished within the last 180 days in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.

Possession:

To the knowledge of the undersigned, (a) the undersigned’s possession of the Premises has been peaceable and undisturbed and (b) the undersigned’s title to the Premises has never been disputed or questioned.

Unrecorded Easements:

To the knowledge of the undersigned, there are no easements or claims of easements not shown by the public records.

Tenants/Parties in Possession:

There are no tenants or other parties who are in possession or have the right to be in possession of said Premises other than those tenants identified on the annexed RENT ROLL, having rights as tenants only, none of which have an option to purchase the Premises (“OTP”), right of first refusal to purchase the Premises (“ROFR”) or right of first offer to purchase the Premises (“ROFO”).

Exh. J-1 - 1

OTP, ROFR or ROFO:

The undersigned has not granted (and has no knowledge of) any unrecorded outstanding OTP, ROFR or ROFO.

Recent Improvements:

Within the past 365 days of the date hereof, no improvements have been erected upon the Premises which might give rise to an additional assessment for or levy of taxes. In addition, there have been no sewers installed or ordered to be installed abutting or in front of or upon the Premises.

Covenants & Restrictions:

To the knowledge of the undersigned, (a) the undersigned has received no notice of past or present uncured violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) and (b) any charge or assessment provided for in any of the CC&Rs has been duly paid.

Bankruptcy:

No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

General Indemnification:

The undersigned hereby indemnifies and holds Title Insurer harmless against all loss or damage sustained by reason of the following:

Mechanics Liens:

Mechanics liens, including any Notices of Commencement or Notices of Non-Responsibility, as well as any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law whether or not shown by the public records.

Gap Indemnification:

Between the most recent Effective Date of the Commitment and the date of recording of the Insured Instrument(s) but in no event later than ten (10) business days from the date hereof (hereinafter, the “Gap Period”), the undersigned has not taken and will not take any action to encumber or otherwise affect title to the Premises. In the event of any lien, encumbrance or other matter affecting title to the Premises in the Gap Period arising as a result of an act of the undersigned, the undersigned hereby indemnifies and holds Title Insurer harmless against any and all loss or damage sustained as a result thereof and further undertakes to take all necessary steps to discharge any such lien, encumbrance or other matter in a manner reasonably satisfactory to Title Insurer. The undersigned makes the foregoing assertion, indemnification and undertaking to induce Title Insurer to provide so-called “Gap Coverage” in its policy / policies of title insurance.

Further Assurances:

The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the Insured Instrument(s).

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove of which it has knowledge.

SEE ANNEXED SIGNATURE PAGE

Exh. J-1 - 2

CBL/SETTLERS RIDGE GP, LLC,
a Pennsylvania limited liability company

By:______________________

Name:

Title:

Subscribed and sworn to on _____/_____/15

____________________________________

Notary Public

CBL/SETTLERS RIDGE LP, LLC,
a Pennsylvania limited liability company

By:______________________

Name:

Title:

Subscribed and sworn to on _____/_____/15

____________________________________

Notary Public

SETTLERS RIDGE MANAGEMENT GP, LLC,
a Pennsylvania limited liability company

By:______________________

Name:

Title:

Subscribed and sworn to on _____/_____/15

____________________________________

Notary Public

SETTLERS RIDGE MANAGEMENT LP, LLC,
a Pennsylvania limited liability company

By:______________________

Name:

Title:
Subscribed and sworn to on _____/_____/15

____________________________________

Notary Public

Exh. J-1 - 3

RENT ROLL

SEE ANNEXED

Exh. J-1 - 4

EXHIBIT J-2

FORM OF TITLE AFFIDAVIT (MILFORD)

dated as of ____/_____/15

Re: Seller:

O’CONNOR/REALVEST MILFORD LLC

Purchaser:

Title Insurer: Chicago Title Insurance Company

CTIC Master #: 15002464

Commitment #: CT5316669COSH

Premises, each as legally described in respective Commitment:

1620-1634 & 1650 Boston

Post Rd. Milford, CT

(the “Premises”)

Certifications:

The undersigned, as Ground Lessee of the Premises, hereby certifies the following to Title Insurer (as to its respective estate and/or interest in the Premises) to its knowledge:

Mechanics Liens:

All labor, services or materials rendered or furnished within the last 180 days in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.

Possession:

To the knowledge of the undersigned, (a) the undersigned’s possession of the Premises has been peaceable and undisturbed and (b) the undersigned’s title to the Premises has never been disputed or questioned.

Unrecorded Easements:

To the knowledge of the undersigned, there are no easements or claims of easements not shown by the public records.

Tenants/Parties in Possession:

There are no tenants or other parties who are in possession or have the right to be in possession of said Premises other than those tenants identified on the annexed RENT ROLL, having rights as tenants only, none of which have an option to purchase the Premises (“OTP”), right of first refusal to purchase the Premises (“ROFR”) or right of first offer to purchase the Premises (“ROFO”).

OTP, ROFR or ROFO:

The undersigned has not granted (and has no knowledge of) any unrecorded outstanding OTP, ROFR or ROFO.

Covenants & Restrictions:

To the knowledge of the undersigned, (a) the undersigned has received no notice of past or present uncured violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) and (b) any charge or assessment provided for in any of the CC&Rs has been duly paid.

Bankruptcy:

No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Exh. J-2 - 1

General Indemnification:

The undersigned hereby indemnifies and holds Title Insurer harmless against all loss or damage sustained by reason of the following:

Mechanics Liens:

Mechanics liens, including any Notices of Commencement or Notices of Non-Responsibility, as well as any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law whether or not shown by the public records.

Gap Indemnification:

Between the most recent Effective Date of the Commitment and the date of recording of the Insured Instrument(s) but in no event later than ten (10) business days from the date hereof (hereinafter, the “Gap Period”), the undersigned has not taken and will not take any action to encumber or otherwise affect title to the Premises. In the event of any lien, encumbrance or other matter affecting title to the Premises in the Gap Period arising as a result of an act of the undersigned, the undersigned hereby indemnifies and holds Title Insurer harmless against any and all loss or damage sustained as a result thereof and further undertakes to take all necessary steps to discharge any such lien, encumbrance or other matter in a manner reasonably satisfactory to Title Insurer. The undersigned makes the foregoing assertion, indemnification and undertaking to induce Title Insurer to provide so-called “Gap Coverage” in its policy / policies of title insurance.

Further Assurances:

The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the Insured Instrument(s).

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove of which it has knowledge.

SEE ANNEXED SIGNATURE PAGE

Exh. J-2 - 2

O’CONNOR/REALVEST MILFORD LLC,
a Delaware limited liability company

By:______________________

Name:

Title:

Subscribed and sworn to on _____/_____/15

____________________________________

Notary Public

Exh. J-2 - 3

RENT ROLL

SEE ANNEXED

Exh. J-2 - 4